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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240
September 25, 2013

Dear Fellow Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of Tuesday Morning Corporation to be held at 8:30 a.m., Central time, on Wednesday, November 6, 2013 at Tuesday Morning Corporation's Headquarters, 6250 LBJ Freeway, Dallas, Texas 75240. At the annual meeting you will be asked to (1) elect five directors, (2) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, (3) consider an advisory vote on the compensation of our named executive officers as disclosed in these materials, (4) approve our Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m), and (5) transact such other business as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.

        The formal notice of the annual meeting of stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, also by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure that you are represented at the annual meeting if you do not attend in person. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting in accordance with the procedures set forth in the proxy statement.

        Thank you for your continued support of and interest in Tuesday Morning Corporation.

Sincerely,
R. Michael Rouleau Chief Executive Officer
Steven R. Becker Chairman of the Board

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2013

Dear Stockholders:

        The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation (the "Company") will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Wednesday, November 6, 2013 at 8:30 a.m., Central time. At the Annual Meeting, our stockholders will be asked to consider and vote on the following matters:

  1.
  Election of five directors;

  2.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014;

  3.
  Advisory approval of the Company's executive compensation;

  4.
  Approval of the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m); and

  5.
  Transaction of any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2013 are being made available to our stockholders on or about September 25, 2013 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        Only stockholders of record at the close of business on September 17, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting. Stockholders of record may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting.

        Under applicable rules, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote these shares on the election of directors, the advisory vote on executive compensation and the proposal to approve the Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m). Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

By Order of the Board of Directors,
Meredith W. Bjorck Secretary

Dallas, Texas,
September 25, 2013

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, November 6, 2013

        This Proxy Statement and the related proxy materials are being made available to stockholders of Tuesday Morning Corporation, a Delaware corporation, on or about September 25, 2013 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy for the proposals to be presented at the Annual Meeting of Stockholders to be held on November 6, 2013, at 8:30 a.m., Central time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        The costs of soliciting proxies pursuant to this Proxy Statement will be paid by the Company. Solicitation may be made in person or by telephone, email, mail or facsimile by our director, officers or employees. The Company has also retained Okapi Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any other reasonable out-of-pocket disbursements. The Company will bear the expense of preparing and distributing this Proxy Statement and accompanying materials to our stockholders.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

Important Notice Regarding Internet Availability

        In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this Proxy Statement and the Company's 2013 Annual Report to Stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing our proxy materials on a website referred to in the Notice and for requesting to receive printed copies of the proxy materials by mail or electronically by email.

        If you would like to receive a paper or email copy of our proxy materials for our Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting on the proposals described in this Proxy Statement. We believe the delivery options that we have chosen allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of such materials and reducing the environmental impact of printing and mailing paper copies.

 ABOUT THE MEETING

Record Date and Shares Entitled to Vote

        The record date for the Annual Meeting is September 17, 2013 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 43,091,027 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes (which are described below) will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Although it is not expected, if holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How to Vote Your Shares

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting and is entitled to do so. You can vote by proxy in one of three convenient ways:

  •
  by mail, if you requested and received a printed set of proxy materials, by completing, signing, dating and returning the separate proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet by visiting the website provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided; or

  •
  by telephone by calling the toll-free number provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern time on November 5, 2013 and votes by mail must be received on or before November 5, 2013.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the Company's director nominees, (2) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2014, (3) "FOR" the approval, on an advisory basis, of the Company's executive compensation, and (4) "FOR" the approval of the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m).

Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

  •
  timely delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240;

  •
  timely mailing another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

  •
  voting at a later time over the Internet or by telephone, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

Voting by Street Name Holders; Treatment of Routine and Non-Routine Items

        If you are the beneficial owner of shares held in "street name" and do not submit voting instructions to your broker, bank or other nominee, under the applicable rules the broker, bank or other nominee that holds your shares may use its discretion in voting your shares with respect to "routine items" but not with respect to "non-routine items." On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, these shares will not be voted and will be treated as "broker non-votes." The proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal 2014 is considered a routine item and therefore may be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this proposal. However, the election of directors, the advisory vote on executive compensation and the proposal to approve the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m) are considered non-routine items. Accordingly, if your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

Required Vote

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the five nominees who receive the highest number of votes "FOR" his election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. You may only vote "FOR" or "WITHHOLD AUTHORITY" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal because only a plurality of votes is required for the election of directors.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2014 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and The NASDAQ Stock Market ("NASDAQ") rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. As discussed above, under applicable rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock held in "street name" for which voting instructions are not submitted with respect to the ratification of the selection of Ernst & Young, so no broker non-votes are expected for this proposal.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m)—The approval of the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m) requires the affirmative vote of a majority of the total votes cast on the proposal, in accordance with applicable NASDAQ rules. Abstentions are considered to be "votes cast" on a proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered to be "votes cast" on a proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Corporate Executive Annual Incentive Plan.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each of the Company's director nominees;

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation;

  •
  "FOR" the approval of the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m); and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        The preliminary voting results are expected to be announced at the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, under "Investor Relations—Financial Information—SEC Filings."

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote upon the proposed re-election of each of the five members of our Board of Directors who are standing for re-election. David B. Green is retiring from the Board of Directors and will not be standing for re-election. In addition, Starlette B. Johnson has also decided she will not be standing for re-election. Mr. Green's and Ms. Johnson's Board service will end at the Annual Meeting. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at five, effective immediately prior to the Annual Meeting. The Board has nominated Steven R. Becker, Terry Burman, William Montalto, R. Michael Rouleau and Richard S. Willis for election as directors of the Company. The five nominees are currently serving as our directors, and, if they are elected, the nominees will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his willingness to serve the full term. The Company did not receive notice from any stockholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that each of the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Steven R. Becker, age 46, has served as a director of Tuesday Morning since July 2012. Mr. Becker is a partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market ("Becker Drapkin"). Mr. Becker has served as a member of the Board of Directors of Pixelworks, Inc., a semiconductor manufacturer, since February 2012, and as a member of the Board of Directors of Strategic Diagnostics Inc., a life science diagnostics provider, since March 2008. Mr. Becker also previously served on the Board of Directors of Plato Learning, Inc., a provider of learning technologies, until it was acquired in May 2010, on the Board of Directors of Hot Topic, Inc., an apparel retailer, from 2010 until it was acquired in June 2013, and on the Board of Directors of Ruby Tuesday, Inc., a national restaurant company, from June 2011 until October 2012. Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, that he started in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance. As noted below, pursuant to the Standstill Agreement, the Board is also obligated to nominate Mr. Becker for director at the Annual Meeting.

        Terry Burman, age 67, has served as a director of Tuesday Morning since February 2013. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited ("Signet"), a specialty jewelry retailer, until January 2011. Mr. Burman joined Signet in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a U.S. division of Signet. Before joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry's Jewelers, Inc. from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman also served on the Board of Directors of Signet until January 2011. Mr. Burman has served on the board of directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, since October

2007 and has been the Chairman of the Board and a director of Zale Corporation, a jewelry retailer, since May 2013. In nominating Mr. Burman to serve as a director of the Company, the Board of Directors considered his extensive executive, financial and management expertise and experience, his experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen. As noted below, pursuant to the Standstill Agreement, the Board initially appointed Mr. Burman as a director to satisfy its obligation to appoint two additional independent directors to the Board.

        William Montalto, age 66, has served as a director of Tuesday Morning since June 2013. Mr. Montalto served in various positions with Sterling Jewelers, the U.S. division of Signet, a specialty jewelry retailer, from 1986 to 2012. Mr. Montalto served as Executive Vice President and Chief Operating Officer of Signet from 2006 until his retirement in June 2012, and he previously served as Executive Vice President and Chief Administrative Officer of the division from 2002 until 2006 and in various other capacities with the division prior to 2002. Prior to joining Sterling, Mr. Montalto served as a retail management consultant for Coopers & Lybrand (now PricewaterhouseCoopers) from 1980 to 1986, where he led significant systems planning and development consulting engagements for a variety of major retailers. In nominating Mr. Montalto to serve as a director of the Company, the Board of Directors considered his operational expertise and extensive knowledge in all aspects of retailing including information technology, real estate and marketing.

        R. Michael Rouleau, age 75, has served as a director of Tuesday Morning since November 2012. Mr. Rouleau was appointed as Interim Chief Executive Officer of the Company in March 2013, and subsequently appointed as Chief Executive Officer of the Company in August 2013. Mr. Rouleau has numerous years of experience in the retail sector, most recently at Michaels Stores, Inc., a national arts and crafts specialty retailer, serving as its chief executive officer from April 1996 to March 2006 and also as its president from April 1997 to June 1999 and again from March 2001 to March 2006. Mr. Rouleau previously served as executive vice president of store operations for Lowe's Companies, Inc., a home improvement retailer, from May 1992 until April 1996. Prior to joining Lowe's, Mr. Rouleau was a co-founder and president and chief executive officer of Office Warehouse, an office products retailer, which subsequently merged into Office Max. Mr. Rouleau also served with the Target Stores division of Dayton Hudson Corporation, a general merchandise retailer, for 20 years, from its inception in 1962, and held senior management positions during his tenure. In nominating Mr. Rouleau to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies. As noted below, pursuant to the Standstill Agreement, the Board initially appointed Mr. Rouleau as a director to satisfy its obligation to appoint two additional independent directors to the Board.

        Richard S. Willis, age 53, has served as a director of Tuesday Morning since July 2012. Since September 2011, Mr. Willis has served as the President and Chief Executive Officer of Speed Commerce, Inc. (formerly Navarre Corporation), a distributor, provider of logistics solutions, and one of the nation's largest end-to-end e-commerce solution providers. Since February 2011, Mr. Willis has also served as a director of Speed Commerce, Inc. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories, from January 2011 to September 2011. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and CEO of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Mr. Willis also serves as a Regent at Baylor University. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries. As noted below, pursuant to the Standstill Agreement, the Board is also obligated to nominate Mr. Willis for director at the Annual Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees.

 PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 17, 2013, the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014.

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials. This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company's compensation program.

        As described in more detail below under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and long-term incentives (including equity awards that vest over certain time periods) rewards sustained performance that is aligned with long-term stockholder interests. Please read the "Compensation Discussion and Analysis," compensation tables and narrative discussion sections of this Proxy Statement below for additional details about our executive compensation program, including information about the fiscal 2013 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for our business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives and the elements of the Company's executive compensation program as contained in the "Compensation Discussion and Analysis" section below. The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 4
APPROVAL OF THE COMPANY'S CORPORATE EXECUTIVE ANNUAL INCENTIVE PLAN FOR
COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Background

        On September 17, 2013, our Board of Directors adopted, subject to stockholder approval, the Tuesday Morning Corporation Corporate Executive Annual Incentive Plan (the "Incentive Plan"). The Incentive Plan is designed to link executive decision-making and performance with the Company's goals, reinforce these goals, and ensure the highest level of accountability for the success of the Company as a whole. The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by (i) providing certain employees of the Company and its subsidiaries with incentive compensation which is tied to the achievement of pre-established and objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities and who achieve superior performance, (iii) fostering accountability and teamwork throughout the Company, and (iv) aligning the interests of executive management with the stockholders of the Company. The Incentive Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified Performance Goals (as defined below) for a particular Performance Period (as described below).

        The Incentive Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") so that the Company can take federal income tax deductions for the performance-based compensation paid under the Incentive Plan to its named executive officers. Code Section 162(m) generally provides that publicly-held companies may not take a federal income tax deduction for certain compensation in excess of $1 million paid to certain named executive officers in any one year unless that compensation is "performance-based." Compensation can qualify as performance-based only if the material terms of the performance goals are disclosed to and approved by a company's stockholders before the compensation is paid and other requirements are satisfied. The material terms to be disclosed include the following: (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) either the maximum amount of compensation that could be paid to an employee if the performance goals are achieved or the formula used to calculate the amount. Because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

        The following is a brief summary of the material features of the Incentive Plan as it pertains to certain "Covered Employees" (generally, an individual employed by Company who, on the last day of the taxable year, either is the Company's principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer)). The full text of the Incentive Plan is attached as Appendix A to this Proxy Statement. The description of the Incentive Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Appendix A, which contains the complete text of the Incentive Plan.

        It is the judgment of the Board of Directors that approval of the Incentive Plan is in the best interest of the Company and its stockholders.

Plan Administration

        The Incentive Plan will be administered by the Compensation Committee or such other committee as determined by the Board of Directors, and which shall consist of two or more "outside directors" within the meaning of Code Section 162(m) (the "Incentive Plan Committee"). The Incentive Plan

Committee has authority and discretion to administer and interpret the provisions of the Incentive Plan and to adopt such rules and regulations for the administration of the Incentive Plan as the Incentive Plan Committee deems necessary or advisable. The Incentive Plan Committee has the full authority to (i) designate the employees who are eligible to participate in the Incentive Plan; (ii) establish the Performance Goals and achievement levels for each participant; and (iii) establish and certify the achievement of the Performance Goals for the applicable Performance Period. Decisions of the Incentive Plan Committee will be final, conclusive, and binding upon all parties, including, without limitation, the Company and plan participants.

Plan Eligibility and Participation

        Participation in the Incentive Plan is limited to those employees who are designated by the Incentive Plan Committee (or an officer of the Company who is duly authorized by the Incentive Plan Committee). For each period selected by the Incentive Plan Committee for payment of incentive compensation, referred to as a "Performance Period" (a Performance Period may coincide with the fiscal year of the Company or may be for a period that is longer or shorter than a fiscal year), the Incentive Plan Committee will select the particular employees to whom incentive compensation may be awarded. With respect to Covered Employees, the Incentive Plan Committee must make its determination within the first ninety (90) days of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed).

Determination of Performance Goals and Awards

        No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Incentive Plan Committee will: (i) approve the participants eligible to receive performance-based awards under the Incentive Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select the Performance Goals (described below) under the Incentive Plan which are to be used for each participant, and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award which may be earned if the threshold, target and maximum achievement levels for each Performance Goal are achieved.

        Awards under the Incentive Plan may be made subject to the attainment of performance goals within the meaning of Code Section 162(m) (consisting of individual performance goals, business unit performance goals and/or company performance goals) ("Performance Goals") relating to one or more of the following business criteria: cash flow; net operating losses; store sales; inventory turnover; cost; cost reductions; cost ratios (per employee or per customer); revenues; increased revenue; revenue ratios (per employee or per customer); customer growth; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating earnings; capital expenditures; expenses or expense levels; expense control; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; cash flow from operations; net profit; net sales; net income; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's common stock; project completion time and budget goals; return on net assets, equity or stockholders' equity; return on capital compared to cost of capital; return on capital employed; return on invested capital market share; inventory levels, inventory turn or shrinkage; total market value; stockholder value; total return to stockholders; dividend payout; dividend growth; or such other objective criteria determined by the Committee ("Performance Criteria"). Any Performance

Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Incentive Plan Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Incentive Plan Committee which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.

Certification and Level of Achievement

        On or before the ninetieth (90th) day immediately following the end of the applicable Performance Period and following receipt of the independent auditor's report, the Incentive Plan Committee shall determine awards to participants for such Performance Period by comparing actual performance to the Performance Goals, Performance Criteria and amounts of awards adopted by the Incentive Plan Committee for such Performance Period. With respect to Covered Employees, the Incentive Plan Committee shall certify that the amount of the award has been accurately determined in accordance with the terms, conditions and limits of the Incentive Plan. The Incentive Plan Committee may, in its discretion, decrease the award to be paid to one or more participants for such Performance Period. However, the Incentive Plan Committee may not in any event increase the amount of compensation payable to an individual. Notwithstanding anything to the contrary, the maximum incentive compensation that is payable to any participant with respect to any single award will not exceed $2,500,000.

Award Payment

        Approved awards under the Incentive Plan for a Performance Period will be paid or commence to be paid in cash to each participant as soon as reasonably practicable following the close of the Performance Period to which such incentive compensation relates, but no later than September 15th of the calendar year in which such Performance Period ends. In addition, in the event of certain terminations of service due to death or disability prior to the end of the applicable Performance Period, the Incentive Plan Committee may, in its sole discretion, pay a participant a pro-rated amount of incentive compensation under such participant's award. The payment shall be in the form directed by the Incentive Plan Committee and may either be paid in a cash lump sum or in installments; provided, however, if no selection is made, the default form of payment shall be a cash lump sum payment.

Recoupment for Restatements

        The Incentive Plan Committee may recoup all or a portion of any incentive compensation paid to a participant in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, as approved by the Board of Directors from time to time.

Plan Term and Amendment or Discontinuance

        The effective date of the Incentive Plan is July 1, 2013, subject to approval by the stockholders. The Incentive Plan will continue in effect until terminated by the Incentive Plan Committee or the Board of Directors. The Incentive Plan Committee may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Incentive Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a participant who is a Covered Employee (or his successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). In addition, the Board of Directors may discontinue the Incentive Plan in whole or in part and amend the Incentive Plan in any manner advisable in order for incentive compensation granted under the Incentive Plan to qualify as "performance-based" compensation under Code Section 162(m) (including amendments as a result of changes to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to incentive compensation granted under the Incentive Plan).

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

        Law Affecting Deferred Compensation.    In 2004, Section 409A was added to the Code to regulate all types of deferred compensation, including, in some instances, incentive compensation. If the requirements of Code Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

        Tax Consequences to Participants.    Generally, the recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery. Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act. Deferred compensation that is subject to Code Section 409A will be subject to certain federal income tax withholding and reporting requirements. Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year.

        Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m).

        Section 162(m) Million Dollar Deduction Limit.    The Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is a Covered Employee. The limitation on deductions does not apply to certain types of compensation, including qualified "performance-based" compensation. The Company intends that any incentive compensation paid under the Incentive Plan will be construed as to constitute qualified "performance-based" compensation and, as such, will be exempt from the $1 million limitation on deductible compensation. Although the Company generally will attempt to structure the incentive compensation under the Incentive Plan so as to preserve deductibility, there may be circumstances where the Company's best interests may be best served by maintaining flexibility in the way compensation is provided even if it might result in the non-deductibility of incentive compensation awarded under the Incentive Plan. In addition, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

Other Compensation

        The Incentive Plan is not exclusive. The Company may pay other compensation to named executive officers and other key employees as authorized by the Board of Directors and applicable law. If the Incentive Plan is not approved by the stockholders, the Company currently contemplates that any cash incentive payments for the Company's fiscal year ending June 30, 2014 for named executive officers would not be deductible under Code Section 162(m) to the extent that (when combined with other non-exempt compensation paid) they exceed the $1 million limit on non-exempt compensation paid to the named executive officers.

New Plan Benefits

        To date, the Incentive Plan Committee has not granted any awards of incentive compensation under the Incentive Plan. The dollar value of bonuses in the future which may be received by each person under the Incentive Plan is not determinable.

        The Board of Directors unanimously recommends a vote "FOR" approval of the Incentive Plan for compliance with Internal Revenue Code Section 162(m).

 DIRECTORS

Number of Directors; Composition of the Board

        The Board currently consists of seven directors. Two current directors, David B. Green and Starlette B. Johnson are not standing for re-election and their Board service will end at the Annual Meeting. Pursuant to our Bylaws, the Board has set the number of directors that constitute the Board at five, effective immediately prior to the Annual Meeting. If elected at the Annual Meeting, the five individuals nominated for director will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal.

Arrangements With Respect to Service on the Board

        On June 29, 2012, the Company entered into an agreement (the "Standstill Agreement") with Steven R. Becker, Matthew Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners V, L.P. and BC Advisors, LLC (collectively, the "Becker Drapkin Stockholder Group"). The Standstill Agreement resulted in Mr. Becker and Mr. Willis becoming members of the Board of Directors.

        Under the terms of the Standstill Agreement, the Company agreed that for so long as the Becker Drapkin Stockholder Group continues to beneficially own at least 4% of the outstanding Common Stock and comply with certain standstill provisions, (a) the Company would (i) appoint Messrs. Becker and Willis as members of the Board, (ii) appoint Mr. Becker as the Chair of the Nominating and Governance Committee of the Board and not remove Mr. Becker from such committee prior to the expiration of the Standstill Period (as defined below), and (iii) appoint Mr. Willis as a member of the Compensation Committee of the Board and not remove Mr. Willis from such committee prior to the expiration of the Standstill Period; (b) the Company agreed to nominate Messrs. Becker and Willis for re-election to the Board at the 2012 and 2013 annual meetings of the Company's stockholders and agreed to solicit proxies, in favor of the election of Messrs. Becker and Willis at each such annual meeting; (c) the Company agreed, during the Standstill Period, to (i) not increase the size of the Board beyond eight directors, (ii) not nominate one of the directors then serving for re-election at the 2012 annual meeting of the Company's stockholders, (iii) not fill any vacancy on the Board, except for certain exceptions, and (iv) appoint one or both of Messrs. Becker or Willis to any new committee of the Board formed after the date of the agreement; and (d) the Company and the Becker Drapkin Stockholder Group agreed to use their reasonable best efforts to, within 120 days of the date of the appointment of Messrs. Becker and Willis to the Board (but in no event more than 180 days after such date), mutually select two additional independent and experienced persons to be appointed as members of the Board. The Company initially appointed Messrs. Rouleau and Burman to serve as directors in November 2012 and February 2013, respectively, to satisfy its obligation to appoint two additional independent directors to the Board.

        Under the terms of the Standstill Agreement, (a) the Becker Drapkin Stockholder Group agreed, at all stockholder meetings during the Standstill Period, to cause all shares of the Common Stock beneficially owned by the Becker Drapkin Stockholder Group to be present for quorum purposes and to be voted in favor of all directors nominated by the Board for election (provided that such nominees were not nominated in contravention of the Standstill Agreement); and (b) the Becker Drapkin Stockholder Group agreed to abide by certain standstill provisions until the second anniversary of the Standstill Agreement (or such earlier date upon the occurrence of certain events, as described in the Standstill Agreement) (the "Standstill Period").

        Messrs. Becker and Willis have irrevocably tendered their resignations as director effective as of the date that (a) the beneficial ownership of the Becker Drapkin Stockholder Group in the Company's common stock falls below 4% of the outstanding shares of Company common stock or (b) the Becker Drapkin Stockholder Group breaches certain of its obligations set forth in the Standstill Agreement

(subject to a five-day cure period), and, in each case, the Board may accept either or both such resignations, in its sole discretion, by a majority vote (excluding Messrs. Becker and Willis).

        Under the terms of the Standstill Agreement, the Company also agreed that if either of Mr. Becker or Mr. Willis is unable or unwilling to serve as a director for any reason, then the Company and the Becker Drapkin Stockholder Group will agree on a replacement for such director(s).

        The description of the Standstill Agreement above is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which the Company filed with the SEC as Exhibit 10.1 to a Current Report on Form 8-K on July 2, 2012.

CORPORATE GOVERNANCE

Director Nomination

        The Nominating and Governance Committee of the Board of Directors is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The members of the Nominating and Governance Committee are Steven R. Becker, as Chair, Terry Burman and William Montalto. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and Chief Executive Officer, Chief Financial Officer or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last ten years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last ten years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that the information regarding the potential candidate or candidates has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for notice of the intention to nominate directors at the meeting. The notice should set forth (a) as to each person whom the stockholder proposes as a potential candidate for director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between the stockholder and each potential candidate and any other person or persons (naming such person or persons) pursuant to which the potential candidates are being submitted by the stockholder for consideration by the Nominating and Governance Committee. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        In addition to submitting potential candidates for consideration by the Nominating and Governance Committee, any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that all directors are independent, other than Mr. Rouleau, who is not independent due to his employment relationship with the Company. In determining that Mr. Montalto is independent, our Board considered his consulting arrangement with the Company, but determined that the arrangement would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director. In determining that Mr. Burman is independent, our Board considered his service as a director for YCC Holdings LLC, a supplier of merchandise to the Company, but determined that this service would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director. As prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Independent Chairman of the Board

        The Company has had different individuals serving as its Chief Executive Officer and Chairman of the Board since 2000. The separation of roles is designed to allow our Chief Executive Officer, Mr. Rouleau, to focus on the day-to-day management of the Company's business and our independent Chairman of the Board, Mr. Becker, to focus on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company's long-term strategic plans, (2) developing Board agendas, (3) working with Company management to ensure the Board has timely and adequate information, (4) coordinating Board committee activities, (5) supporting the Chief Executive Officer and (6) ensuring effective stakeholder communications. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Board of Directors oversees the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures. Accordingly, the Board of Directors periodically reviews the risks associated with the various departments within the Company, in addition to its other duties. The Board of Directors receives information from Board committees, management and advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

Communication with the Board of Directors

        Stockholders may communicate with one or more members of the Board in writing by regular mail. The following address may be used by stockholders who wish to send such communications:

    Board of Directors
    c/o Secretary
    Tuesday Morning Corporation
    6250 LBJ Freeway
    Dallas, Texas 75240

        Such communication should be clearly marked "Stockholder-Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stockholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Ethics for Senior Financial Officers

        We have adopted a "Code of Ethics for Senior Financial Officers" that establishes the ethical standards to be followed by the persons serving as our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"). Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be posted on the website within four business days after approval by the Board. Any waiver from the Code of Ethics for Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Ethics for Senior Financial Officers during the fiscal year ended June 30, 2013. The Code of Ethics for Senior Financial Officers is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance."

Code of Conduct

        We have also adopted a "Code of Conduct" that establishes the business conduct to be followed by all of our officers, including the Senior Financial Officers, employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2013. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance".

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2013, the Board of Directors held 13 meetings. Each of our directors attended 75% or more of the Board and committee meetings held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). Directors are encouraged to attend the Company's annual meeting of stockholders. All of our then-serving directors attended the Company's 2012 Annual Meeting of Stockholders meeting held on November 7, 2012.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

        The Audit Committee has three members and met 14 times during the fiscal year ended June 30, 2013. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Richard S. Willis, as Chair, Terry Burman and Starlette B. Johnson. The Board of Directors has determined that Mr. Willis qualifies as an "audit committee financial expert" as defined by applicable SEC rules and has designated Mr. Willis as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance." The Audit Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Audit Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

  •
  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls;

  •
  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

  •
  pre-approve all audit and permissible non-audit fees;

  •
  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

  •
  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations;

  •
  review, approve and ratify related party transactions; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities.

Compensation Committee

        The Compensation Committee has three members and met eight times during the fiscal year ended June 30, 2013. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of David B. Green, as Chair, Terry Burman and Richard S. Willis. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance." The Compensation Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

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  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

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  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

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  review and assess the results of any stockholder advisory vote with respect to the Company's executive compensation;

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  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

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  perform other functions or duties deemed appropriate by the Board.

        Compensation Committee meetings are regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. None of the executive officers are present during voting or deliberations on his or her compensation.

        The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to NASDAQ rules and federal securities laws and regulations, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under federal securities laws and regulations regarding conflicts of interest with respect to such advisors.

Nominating and Governance Committee

        The Nominating and Governance Committee has three members and met four times during the fiscal year ended June 30, 2013. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Steven R. Becker, as Chair, Terry Burman and William Montalto. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

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  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

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  periodically review the Company's Certificate of Incorporation and Bylaws and make recommendations to the Board as they relate to corporate governance matters;

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  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

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  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

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  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

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  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

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  oversee and approve the management continuity planning process and make recommendations to the Board regarding CEO and other executive officer succession;

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  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

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  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

EXECUTIVE OFFICERS

        The following sets forth certain information about our executive officers, other than Mr. Rouleau, our Chief Executive Officer, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Jeffrey N. Boyer

        Mr. Boyer, age 55, has served as the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer since September 2013. Prior to joining the Company, Mr. Boyer, served as an executive officer of 24 Hour Fitness Worldwide Holdings, Inc., one of the world's largest operators of fitness centers, serving as Executive Vice President and Chief Operating Officer from June 2012 until September 2013, and Executive Vice President and Chief Financial Officer from April 2008 until June 2012. From January 2003 until April 2008, Mr. Boyer held various executive positions with Michaels Stores, Inc., a specialty retailer, including President, Co-President, and Chief Financial Officer. Prior to joining Michaels Stores, Inc., Mr. Boyer served as the Executive Vice President and Chief Financial Officer of Kmart Corporation and held multiple positions with Sears, Roebuck & Company, advancing to the position of Senior Vice President and Chief Financial Officer. Earlier in Mr. Boyer's career, he served in senior capacities with the Pillsbury Company and Kraft General Foods. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980. Mr. Boyer has served on the Board of Directors of Fossil Group, Inc., a designer and distributor of consumer fashion accessories, since December 2007.

Ross E. Manning

        Mr. Manning, age 66, has served as the Company's Senior Vice President, Marketing since August 2008 and previously served as the Company's Senior Vice President, General Merchandise Manager from June 2004 to August 2008. Prior to joining the Company, Mr. Manning was Managing Partner of Retail Experiences Consulting, Inc., an international marketing and retail consulting firm. He also held several positions with Jaeger, the British apparel brand, including Managing Director, Retail and Marketing Worldwide and President of Jaeger, North America. Mr. Manning has held a variety of executive positions with Federated Department Stores and other upscale retailers.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this Compensation Discussion and Analysis, we discuss our compensation objectives, our decisions and rationale behind those decisions relating to fiscal 2013 compensation for our named executive officers and briefly summarize certain decisions to date regarding fiscal 2014 compensation. The discussion and analysis also contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. This discussion and analysis also explains the current compensation policies of the Company, which may change in the future in certain circumstances that the Board of Directors or the Compensation Committee consider advisable.

Executive Summary

        Our compensation program during fiscal 2013 was designed to meet the following principal objectives:

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  integrate executive compensation with the long-term and short-term strategic objectives of the Company;

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  attract and retain executives who contribute to our long-term success; and

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  motivate and reward executives for individual achievements and high levels of individual performance.

        We believe these objectives collectively link executive compensation to overall Company performance, which helps ensure that the interests of our executive officers are closely aligned with the interests of our stockholders.

        For fiscal 2013, we believe our compensation programs were designed to reward our named executive officers for the achievement of both short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. Below are the highlights of our executive compensation program for fiscal 2013.

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  Emphasis on Pay-for-Performance.  Earnings per share, net sales, earnings before interest, taxes, depreciation and amortization, and comparable stores sales were the key measures of performance bonuses for which our named executive officers were eligible to receive under our Annual Cash Incentive Plan for fiscal 2013. The Compensation Committee chose such metrics because it believes they are indicators of Company performance and are closely correlated to the creation of stockholder value. As discussed in more detail below, because the Company failed to achieve the Level 3 performance targets and the discretionary performance targets, none of our named executive officers received a cash bonus under the Annual Cash Incentive Plan for fiscal 2013.

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  Periodic Grants of Long-Term Equity Awards.  Another way that we try to link pay and performance is to periodically grant our named executive officers compensation in the form of equity awards, whose value is directly tied to our stock price performance. Although we have granted equity awards with limited or no vesting periods in special situations, such as to executive officers serving on an interim basis, we generally seek to have the long-term performance of our stock reflected in executive compensation through the periodic issuance of equity awards to our named executive officers.

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  Stockholder-Friendly Pay Practices.  We do not use many common pay practices that are considered to be unfriendly to stockholders, such as extensive perquisites, and our named executive officers are only eligible to participate in certain employee benefit plans that are generally available to all of our employees on the same terms as similarly-situated employees. Further, our executive compensation arrangements do not contain excess parachute payment tax gross-up provisions nor guaranteed salary increases.

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  Independence of the Compensation Committee.  The Compensation Committee is composed solely of outside, independent directors who satisfy the independence requirements of the NASDAQ. In addition, in setting executive compensation for fiscal 2013, the Compensation Committee reviewed and considered, among other factors, management's findings with respect to publicly-available executive compensation proxy data compiled by independent aggregation services, such as Equilar Insight. The Compensation Committee does not currently engage any consultant with respect to executive compensation matters.

Fiscal 2012 "Say-on-Pay" Advisory Vote on Executive Compensation

        At the 2012 Annual Meeting of the Company's stockholders held on November 7, 2012, the majority of our stockholders voting on our "Say-on-Pay" advisory proposal approved the executive compensation of our named executive officers as disclosed in our proxy statement for such meeting. As the views of our stockholders are important to us, our Board of Directors and our Compensation Committee continue to assess the Company's compensation practices in light of these voting results.

Overview of Compensation Committee Responsibilities

        The Compensation Committee, which is comprised solely of independent directors, has responsibility for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee is empowered to review and approve the annual compensation, long-term equity incentive compensation, annual cash incentive plan compensation and discretionary bonuses, as well as the compensation procedures for the Chief Executive Officer. The Compensation Committee also reviews and considers the Chief Executive Officer's recommendations for annual compensation, long-term equity incentive compensation, annual cash incentive plan compensation and discretionary bonuses, as well as the compensation procedures for our other named executive officers.

Role of Executive Officers in Compensation Decisions

        The Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers, which include the named executive officers. Such executive officers are not present at the time of these deliberations. The Compensation Committee may accept or reject these recommendations. The Compensation Committee determines the Chief Executive Officer's compensation based on its evaluation of the performance of the Chief Executive Officer in light of the overall corporate goals and objectives. The Chief Executive Officer is not present during the Compensation Committee's voting or deliberations on his compensation. The Compensation Committee does not delegate any of its functions to others in setting compensation.

Setting Executive Compensation

        Our compensation program is structured to motivate executives to achieve the business goals set by the Company and reward the executives for achieving these goals. The program is also designed to compensate our named executive officers with competitive annual salaries and other cash compensation while also creating long-term incentives for executives that will align the interests of the Company with those of its stockholders and will create long-term growth in stockholder value. To assist in the evaluation of executive compensation, Company management periodically reviews publicly-available executive compensation proxy data compiled by independent aggregation services, such as Equilar Insight, for companies that are categorized as specialty retailers with similar sales revenue and geographic locations, which consisted of Big 5 Sporting Goods Corp., Cato Corp., Coldwater Creek, Inc., Conn's, Inc., CostPlus, Inc., Hot Topic, Inc., Kirkland's Inc., New York & Company, Inc., Overstock.com, Inc., Pacific Sunwear of California, Inc., Pier 1 Imports, Inc., School Specialty, Inc., and Stein Mart Inc. Management prepares summaries of its review of such data and provides the summaries to the Compensation Committee to assist with the Compensation Committee's determination of base salary.

        While the Compensation Committee considers several factors in setting executive compensation as described below, including individual and Company performance, the Compensation Committee believes that using such aggregation services to obtain publicly-available compensation information is an efficient and comprehensive method of analyzing the total compensation paid to our named executive officers and ensuring that it is fair, reasonable and competitive. In addition, this approach allows the Company to construct a more accurate peer group of companies with which to compare its compensation practices than independent compensation surveys, which generally utilize a pre-established group of peer companies. The Compensation Committee does not attempt to establish compensation of the Company's executive officers at a specific percentile relative to the executive compensation of other companies, but rather uses the information regarding other companies to generally assess the Company's executive compensation.

        Our compensation program includes a component related to the long-term performance of our stock, based upon the belief that that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. Although the Compensation Committee granted certain short-term equity awards in fiscal 2013 to attract, retain and reward our interim Chief Executive Officer and in connection with the departure of our prior Chief Executive Officer, the remaining equity awards were longer-term awards of restricted stock and stock option awards. We generally seek to have the long-term performance of our stock reflected in executive compensation through the periodic issuance of these types of longer-term equity awards to our named executive officers.

        For the fiscal year ended June 30, 2013, the principal components of our compensation program for the named executive officers were:

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  base salary;

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  an annual cash incentive opportunity;

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  equity-based incentive compensation;

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  retention bonus opportunities for certain individuals, which were awarded in fiscal 2012 in connection with management changes and could be earned in part in fiscal 2013; and

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  perquisites and other personal benefits.

        The Compensation Committee believes that this approach best served the interests of the Company and its stockholders during fiscal 2013. The Compensation Committee has no established policy for allocating between long-term and short-term compensation but rather considers such allocation on a case-by-case basis and may reconsider the mix of compensation components from year to year, as determined in its discretion taking into account its compensation philosophies and objectives and other relevant factors.

Base Salary

        The Company provides its named executive officers with base salary to compensate them for services rendered during the fiscal year. The base salary is determined based on the scope of responsibility of the position, the named executive officer's anticipated contribution to the Company's financial performance, and current economic and market factors relating to the Company's ability to attract and retain top leadership talent. The Compensation Committee's intention is to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our stockholders.

        Base salary levels are reviewed for merit adjustments as part of the annual performance review process for all employees as well as upon a promotion or other change in job responsibility. Merit-based increases in salaries of our named executive officers are based on the recommendations of our Chief Executive Officer (other than with respect to his own salary), the Compensation Committee's assessment of the individual's performance and our financial performance. The Compensation Committee also considers the experience of the named executive officer, each named executive officer's compensation in relation to our other officers, and management's summaries of the publicly available executive compensation information compiled by independent aggregation services, as described above under the heading "Setting Executive Compensation."

Annual Cash Incentive Plan

        The Compensation Committee believes that our named executive officers should be eligible to receive short-term cash bonuses based on the Company's financial performance and provides such persons with short-term financial rewards upon the achievement of certain pre-determined Company-wide financial performance goals. The Compensation Committee believes the achievement of these financial performance goals will ultimately increase the value of our Common Stock, as well as help attract and retain our named executive officers by providing attractive compensation opportunities.

        In December 2007, the Compensation Committee approved an annual cash incentive plan (the "Annual Cash Incentive Plan") under which our named executive officers are eligible to receive cash awards based on the extent to which certain pre-determined Company performance goals are achieved. Under the Annual Cash Incentive Plan, each named executive officer is eligible to receive a cash bonus based on a percentage of the individual's base salary. Such cash bonuses will only be paid to the named executive officers if certain performance targets that have been established by the Compensation Committee are met by the Company for the fiscal year. Historically, the amount of the bonus for each named executive officer is generally determined based on the earnings per share and net sales attained by the Company in such fiscal year. As discussed herein, in fiscal 2013, the company-wide financial performance targets were based upon our net sales, fully diluted earnings per share, earnings before interest, taxes, depreciation and amortization and comparable store sales for fiscal 2013.

        The amount of the final cash bonus payout is based on the Company's actual performance measured against the performance targets set by the Compensation Committee. If the Company does not achieve the minimum financial performance targets, or the Compensation Committee decides that our named executive officers will not be eligible for cash-based incentive awards for the fiscal year, and thus, does not set any performance targets, then the named executive officers will not receive any cash bonus under the Annual Cash Incentive Plan. The Compensation Committee may also establish discretionary financial performance targets and upon the Company's achievement of such discretionary level targets, the Compensation Committee will have the discretion to award a cash bonus to the named executive officers. If the non-discretionary performance targets are satisfied, then each named executive officer is eligible to receive a cash bonus equal to a percentage, ranging from 10% to 20%, of his or her base salary, based on the achievement of performance targets at the different achievement levels; provided, that the actual cash bonus payable by the Company can be reduced in the sole discretion of the Compensation Committee.

        The Compensation Committee has historically set performance targets under the Annual Cash Incentive Plan in July of each year. Except with respect to any discretionary performance level targets established by the Compensation Committee as discussed above, the Compensation Committee does not have discretion to make payouts under the Annual Cash Incentive Plan when the minimum performance targets are not achieved, although the Compensation Committee has reserved the right, at any time during the performance period, to adjust the performance targets upon the occurrence of unforeseen developments, changes in market conditions, changes in the Company's business plan, changes in the Compensation Committee's compensation philosophy or objectives or otherwise.

        The Compensation Committee recognizes that there may be instances where the accounting treatment of a matter may have a disproportionate impact on our financial results in any given year, irrespective of whether or not such accounting impact truly reflects our operating results for that fiscal year. Accordingly, the Compensation Committee uses its discretion in evaluating our financial performance with respect to the Annual Cash Incentive Plan, and may exclude certain accounting measures and extraordinary items in determining whether we met our financial performance targets when doing so is consistent with our compensation objectives.

        As discussed in more detail below, because the Company did not achieve the Level 3 performance targets or the discretionary performance targets for fiscal 2013, none of the named executive officers received a cash bonus under the Annual Cash Incentive Plan for fiscal 2013.

Equity-Based Compensation

        The Compensation Committee believes that equity compensation is a highly effective means of creating a link between the compensation provided to the named executive officers with increases in stockholder value. Each of our named executive officers is eligible to receive equity awards under the Company's equity incentive plans, which have historically been in the form of stock options and restricted stock. The levels of stock option and restricted stock award grants are based primarily upon each executive's relative position, responsibilities within the Company and individual performance, as well as the competitive environment in which the Company operates, including a review of accumulative realized and unrealized gains from prior stock option and restricted stock awards. Although the Company encourages its named executive officers to own the Company's stock, the Company does not require its named executive officers to maintain a minimum stock ownership interest in the Company.

        The Compensation Committee believes that the periodic grant of service-based or performance-based stock option and restricted stock awards provides an incentive that focuses the executives' attention on managing the business from the perspective of owners with an equity stake in the Company. The Compensation Committee believes that those types of awards further motivate executives to maximize long-term growth and profitability because value is created in the awards if the stock price increases after the option award is granted, or, in the case of restricted stock awards, if the executive remains with the Company for a period of time or achieves certain performance-based targets.

        We have established the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the "2004 Plan"), and the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the "2008 Plan"), which allow our Board to grant equity awards to directors, officers and other key employees and individuals who perform services for us. Stock options granted under the 2004 Plan are awarded at a fair market value equal to the mean of the high and low trading prices of the Common Stock on the date of grant. Stock options granted under the 2008 Plan are awarded at a fair market value equal to the closing sale price of the Common Stock on the date of grant. Stock options may include performance-based targets which are required to be met in order for such awards to vest. The 2004 Plan and the 2008 Plan also allow for the grant of shares of service-based restricted stock. In addition, the 2004 Plan and 2008 Plan allow the grant of performance awards, which may include cash awards, awards based upon units having established dollar values or performance stock awards. As of August 31, 2013, the maximum remaining number of shares of our Common Stock that may be issued pursuant to equity awards under the 2004 Plan and 2008 Plan was 680,665 shares and 2,569,297 shares, respectively. At the 2012 Annual Meeting, our stockholders approved a proposal to amend the 2008 Plan that, among other items, increased the number of shares authorized under such plan from 2,500,000 to 5,365,000 shares.

Retention Bonuses

        In connection with management changes in fiscal 2012, certain executive officers were granted retention bonuses, payable as follows: 20% on August 31, 2012 and 80% on August 31, 2013 provided that the officer remained employed by the Company as of the applicable payment date (or if he or she was terminated by the Company without cause).

Perquisites and Other Benefits

        Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly-situated employees. Certain named executive officers have received additional perquisites that the Compensation Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites and other benefits provided to our named executive officers in the fiscal year ended June 30, 2013 are described in footnote 3 to the Summary Compensation Table below, along with certain other compensation required to be described in that footnote.

401(k) Profit Sharing Plan

        After six months of service with the Company or its subsidiaries, our employees, including our named executive officers, are eligible to participate in our 401(k) profit sharing plan. Under this plan, eligible employees may request us to deduct and contribute between 1% and 75% of their respective salaries to the plan. Subject to Internal Revenue Service Regulations, we match each participant's contribution up to 4% of the participant's compensation. The Company offers this benefit in order to remain competitive with other companies.

Death Benefits

        The Company's death benefit plan is provided to all active full-time employees of the Company, including the named executive officers. For named executive officers, this benefit plan provides for a payment equal to two times the named executive officer's respective annual base salary, not to exceed $300,000. The Company offers this benefit plan in order to remain competitive with other companies.

Determination of Compensation for Fiscal 2013

Fiscal 2013 Base Salary Adjustments

        In June 2012, the Compensation Committee considered whether adjustments would be made during fiscal 2013 to the annual base salaries of our named executive officers. During the Compensation Committee's review of base salaries, the Compensation Committee primarily considered the input of our then-serving Chief Executive Officer (other than with respect to such officer's own base salary), our financial performance, each named executive officer's individual performance, the experience of each named executive officer, and each named executive officer's compensation in relation to our other officers.

        In determining the named executive officers' base salaries for fiscal 2013, the Committee considered the Company's financial performance in fiscal 2012 on an absolute basis and with respect to the retail home furnishings sector in general, and the individual performance and overall experience of the named executive officers. The Compensation Committee also considered the summaries prepared by management described above. Based on its review, the Compensation Committee generally made no changes to the base salaries of the named executive officers for fiscal 2013, except Stephanie Bowman whose annual base salary increased from $290,000 to $315,000. In connection with the hiring of Mr. Churches in September 2012, his base salary was established based upon the Compensation Committee's review of Mr. Churches' employment history and the summaries of compensation paid by other retailers as described above as well as the negotiations between the parties. The base salary of Mr. Rouleau as interim Chief Executive Officer was determined based upon the Compensation Committee's review of Mr. Rouleau's employment history and prior achievements, the short-term nature of the interim engagement, as well as, the negotiations between the parties.

Annual Incentive Compensation for Fiscal 2013

        As previously discussed, in December 2007 we adopted an Annual Cash Incentive Plan for our named executive officers pursuant to which our named executive officers may be eligible to receive cash-based incentive awards upon the achievement of certain performance targets as determined by the Compensation Committee. In July 2012, the Compensation Committee determined that our named executive officers would be eligible to receive cash-based incentive awards for fiscal 2013, and accordingly, set and approved Company performance targets for fiscal 2013. The Compensation Committee determined that our named executive officers should be eligible to receive cash-based incentive awards for fiscal 2013 in order to provide such persons with the opportunity to receive short-term financial rewards upon the achievement of certain pre-determined Company-wide financial performance goals. The Compensation Committee believes that the achievement of these financial performance goals ultimately increases the value of our stock, as well as helps attract and retain our named executive officers by providing attractive compensation opportunities.

        In fiscal 2013, the company-wide financial performance targets were based upon our net sales, fully diluted earnings per share ("EPS"), earnings before interest, taxes, depreciation and amortization and comparable store sales for fiscal 2013. The Compensation Committee selected these performance measures because it believed that they were the best indicators of our financial performance for fiscal 2013 and were closely correlated to the creation of stockholder value. Each of the targets needed to be achieved at a particular minimum level in order for the participant to be eligible to receive a cash bonus; provided, that the actual cash bonus payable by the Company could be reduced in the sole discretion of the Compensation Committee based on individual performance. The Compensation Committee also established a discretionary achievement level which was based upon the same performance measures and the Compensation Committee had the discretion to award a cash bonus to the named executive officers if the same performance targets at this discretionary level were achieved.

        The following chart presents information about the specific performance targets established by the Compensation Committee for fiscal 2013 and the maximum incentive opportunities for our named executive officers at each achievement level:

	Performance Targets
					Maximum Incentive Opportunity as a Percentage of Base Salary
Achievement Level	Net Sales Targets (in millions)	EPS Targets	EBITDA Targets (in millions)	Comparable Store Sales Targets
Level 1	$865.00	.40	$45,643	4.8%	20%
Level 2	$850.00	.33	$40,698	2.8%	15%
Level 3	$840.00	.27	$37,154	1.9%	10%
Discretionary	$835.00	.25	$35,253	1.5%	Discretionary

        In setting the performance targets, the Compensation Committee reviewed performance projections that accounted for current trends at the time the targets were set and the Company's internal budget for fiscal 2013. Actual net sales for fiscal 2013 were $838.3 million and actual earnings per share for fiscal 2013 were $(1.33) (or $(.02) excluding non-recurring costs associated with the strategic Company turnaround). As a result, neither the Level 3 performance targets nor the discretionary performance targets were attained and our named executive officers were not eligible to receive a cash bonus under the Annual Cash Incentive Plan for fiscal 2013.

Long-Term Equity Incentive Award and Performance Award Grants for Fiscal 2013

        The Compensation Committee determines the timing of grants of equity awards to our named executive officers as well as the terms and restrictions applicable to such grants. The Compensation Committee granted several different equity awards to named executive officers in fiscal 2013 to promote an ownership mentality among management and to more closely aligns the interests of the executives with those of our stockholders. These grants included the following:

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  Performance based stock options to purchase 1,000,000 shares were granted to Mr. Churches in fiscal 2013 pursuant to his employment agreement. Under that agreement, options to purchase an initial tranche of 333,333 shares would vest when the trading price of the Company's common stock equaled or exceeded $7.50 per share for a specified period of time, options to purchase a second tranche of 333,333 shares would vest when the trading price of the Company's common stock equaled or exceeded $10.00 per share for a specified period of time, and options to purchase a third tranche of 333,334 shares would vest when the trading price of the Company's common stock equaled or exceeded $12.50 per share for a specified period of time. Pursuant to his employment agreement, Mr. Churches also received a grant of 12,337 performance shares vesting on the same basis as the three tranches of options because certain options were granted at a higher exercise price per share. Pursuant to the Separation and Release Agreement between the Company and Mr. Churches dated March 3, 2013, vesting of the following performance-based stock options was accelerated on such date: (i) options to purchase 33,333 shares at $5.56 per share and (ii) options to purchase 300,000 shares at $5.59 per share. The remaining options were terminated.

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  On March 12, 2013, after being named the Company's Interim Chief Executive Officer, Mr. Rouleau was granted 100,000 nonqualified stock options that vested in 45 days. Also, on May 22, 2013, Mr. Rouleau was granted an additional 75,000 nonqualified stock options that vested immediately.

  •
  Ms. Bowman was granted 75,000 nonqualified stock options and 12,500 restricted stock awards on February 15, 2013, both of which would vest in three equal annual installments beginning on February 15, 2014.

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  Mr. Rossler was granted 125,000 nonqualified stock options and 15,000 restricted stock awards on February 15, 2013, both of which would vest in three equal annual installments beginning on February 15, 2014.

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  Mr. Klug was granted 75,000 nonqualified stock options and 12,500 restricted stock awards on February 15, 2013, both of which would vest in three equal annual installments beginning on February 15, 2014. Also, Mr. Klug was granted 10,000 nonqualified stock options and 10,000 restricted stock awards on October 1, 2012, both of which would vest in three equal annual installments beginning on October 1, 2013.

CEO Compensation

        As discussed above and under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table," in September 2012 the Company entered into an employment agreement with Brady Churches, who served as the Company's President and Chief Executive Officer and as a director of the Company from September 2012 until March 2013. As negotiated between the parties, the employment agreement included the following basic components: base salary, annual cash bonus opportunity, performance-based equity awards and other benefits. The terms of his compensation were established based upon the Compensation Committee's review of Mr. Churches' employment history and the summaries of compensation paid by other retailers as described above as well as the negotiations between the parties. The Compensation Committee sought to provide an appropriate mix of salary, short-term incentives and longer-term incentives. As discussed under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table," the Company negotiated a Separation Agreement and Release and Consulting Agreement with Mr. Churches in March 2013. Under the Separation Agreement and Release, Mr. Churches received a lump-sum separation payment of $900,000 as provided for in his employment agreement, an annual incentive bonus of $248,000, reimbursement of legal expenses in the amount of $60,000, the acceleration of certain stock options and certain health insurance premiums (which Mr. Churches did not use). Mr. Churches was entitled to the lump sum separation payment pursuant to his employment agreement, which was approved by the Compensation Committee based upon the analysis described above and in order to obtain the services of Mr. Churches. The Compensation Committee approved the other severance benefits based upon the changes in the Company's stock price and his willingness to enter into the Consulting Agreement. The Consulting Agreement is for a one year term, and provides that during the term Mr. Churches will provide services reasonably requested by the Company, including: (i) providing transition services to facilitate a smooth transition of Mr. Churches' job responsibilities to a successor and (ii) responding and providing information with regard to matters in which Mr. Churches has knowledge as a result of his prior employment with the Company, including but not limited to selecting merchandise. In consideration for the consulting services, the Company agreed to pay Mr. Churches (i) $125,000 in a single lump sum payment and (ii) $96,000 in 12 consecutive equal monthly payments of $8,000 commencing on April 1, 2013. The Consulting Agreement may be terminated by either the Company or Mr. Churches for any reason by providing the other party with at least ten calendar days' advance written notice of the termination.

        In March 2013, in connection with Mr. Rouleau's agreement to serve as interim President and Chief Executive Officer of the Company, the Company agreed to pay Mr. Rouleau $10,000 per month (in addition to the amounts he received as a director of the Company), and to grant Mr. Rouleau a stock option to purchase 100,000 shares of the Company's common stock, which would vest on April 26, 2013 provided that Mr. Rouleau was still serving as interim Chief Executive Officer as of that date. In May, 2013, Mr. Rouleau's salary was increased to $20,000 per month and Mr. Rouleau was granted an additional 75,000 nonqualified stock options that vested immediately. The terms of his compensation were established based upon the Compensation Committee's review of Mr. Rouleau's employment history and prior achievements, the short-term nature of the interim engagement, as well as the negotiations between the parties.

Tax and Accounting Implications

Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Although the Compensation Committee does design certain components of its executive compensation program to seek full deductibility, the Compensation Committee believes that the interests of stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Compensation for Fiscal 2014

        The following is a brief summary of certain changes to the compensation of the named executive officers for fiscal 2014, which is intended to provide additional information to stockholders in their review of the Company's compensation program for fiscal 2013. A more detailed description of compensation for fiscal 2014 will be included in the proxy statement for the 2014 annual meeting of stockholders.

CEO Employment Agreement

        As discussed under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table", in August 2013, the Company entered into an employment agreement with Mr. Rouleau to serve as Chief Executive Officer.

Compensatory Arrangement with New Executive Officer

        Effective as of September 5, 2013, the Company appointed Jeffrey N. Boyer as the Company's Executive Vice President, Chief Administrative Officer and Chief Financial Officer. Mr. Boyer's annual base salary is $400,000 and he is eligible to participate in the Company's annual cash incentive plan for the Company's 2014 fiscal year described below. Under the plan, Mr. Boyer may earn a target bonus of 50% of his base salary which will be prorated based upon his hire date. The actual bonus achieved under the plan may be modified downward by up to 25% by the Compensation Committee based on the Compensation Committee's assessment of Mr. Boyer's individual performance during the 2014 fiscal year. In connection with his appointment, Mr. Boyer received a grant of 250,000 stock options which will vest ratably over four years. Mr. Boyer is also entitled to standard employee benefits generally offered to the Company's employees.

Consulting Arrangement with Former Executive Officer

        As discussed under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table", in August 2013, the Company entered into a Consulting Agreement with Ms. Bowman, the Company's former Executive Vice President, Chief Financial Officer.

Fiscal 2014 Management Incentive Plan

        The Company is adopting a new annual cash incentive plan for fiscal 2014. Under the Fiscal 2014 Management Incentive Plan, participants will have the opportunity to earn a target bonus payout as a percentage of bonus eligible base salary based upon the Company's achievement of profit before tax, as defined in the plan. In order to pay out any bonus awards, the Company must meet a threshold level of performance with respect to the profit before tax measure. Once the threshold level is reached, the bonus may be funded from 50% to 150% of target levels depending on actual financial results. Individual award payouts will be determined based on Company performance, the participant's bonus target, and the participant's individual performance. Individual performance is based on management's recommendation at the end of the fiscal year. The award may be adjusted downward by up to 25% based on the performance assessment. The target bonus payout as a percentage of bonus eligible base salary for Messrs. Rouleau, Manning and Boyer during fiscal 2014 is 75%, 35% and 50% (prorated for the period of employment), respectively.

Compensation Committee Interlocks and Insider Participation

        Messrs. Green, Burman and Willis served on the Compensation Committee for the fiscal year ended June 30, 2013. None of our executive officers served as a member of the Compensation Committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors.

Risk-Related Compensation Policies and Practices

        As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company's compensation programs, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may increase or reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE
David B. Green, Chair Terry Burman Richard S. Willis

 SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation of each of the named executive officers for the fiscal years ended June 30, 2013, June 30, 2012, and June 30, 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
R. Michael Rouleau,	2013	$88,271	—	$37,500	(5)	$691,651	(6)	—	—	—	$817,422
President and Chief Executive Officer(4)
Stephanie Bowman,(7)	2013	$302,500	$12,000	$117,125		$311,190		—	—	$35,278	$778,093
Executive Vice President	2012	$283,333	—	—		—		—	—	$10,390	$293,723
and Chief Financial	2011	$256,250	—	—		—		—	—	$10,073	$266,323
Officer
John C. Rossler,(8)	2013	$205,556	$50,000	$140,550		$518,650		—	—	$29,725	$944,480
Executive Vice President and Chief Administrative Officer
Ross E. Manning,	2013	$250,000	$10,000	—		—		—	—	$43,482	$303,482
Senior Vice President—	2012	$250,000	—	—		—		—	—	$11,290	$261,290
Marketing	2011	$246,250	—	—		—		—	—	$11,230	$257,480
Brady Churches,	2013	$356,504	$284,000	$75,009		$3,609,666	(10)	—	—	$963,329	$5,288,508
Former President and Chief Executive Officer(9)
Michael Marchetti,	2013	$250,350	$130,000	—		—		—	—	$830,182	$1,210,532
Former Executive Vice	2012	$475,377	$200,000	$132,360		$150,345		—	—	$11,905	$969,987
President and Chief	2011	$450,000	$200,000	—		—		—	—	$11,240	$661,240
Operating Officer
Seth Marks,	2013	$301,355	$60,126	—		—		—	—	$19,173	$380,653
Former Senior Vice	2012	$263,044	—	$175,250		$101,935		—	—	$1,200	$541,429
President and Chief Marketing Officer
Steven Klug,	2013	$161,708	—	$184,225		$337,909		—	—	$126,972	$810,814
Former Senior Vice President—Merchandising

(1)
This column represents the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"). The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note 1(l) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for additional information on the valuation assumptions used in the calculation of grant date fair value for option awards included in the Summary Compensation Table above. For additional information regarding stock and option awards to the named executive officers, refer to the "Grants of Plan-Based Awards in Fiscal 2013" table and "Outstanding Equity Awards at 2013 Fiscal Year End" table.

(2)
Because the Company did not achieve the Level 3 performances targets or the discretionary level performance targets for fiscal 2013, the named executive officers did not receive cash incentive payments under the Annual Cash Incentive Plan for fiscal 2013. See "Executive Compensation—Compensation Discussion and Analysis-Annual Cash Incentive Plan" above for more information regarding the Annual Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2013:

	Matching Contributions(3-a)	Life Insurance(3-b)	Long-Term Disability	Vacation Payout	Severance Benefits(3-c)	Miscellaneous	Total All Other Compensation
R. Michael Rouleau	—	—	—	—	—	—	—
Stephanie Bowman	$8,783	$504	$934	$24,231	—	$824	$35,278
John C. Rossler	—	$328	$624	$18,750	—	$10,023	$29,725
Ross E. Manning	$9,583	$416	$936	$19,231	—	$13,316	$43,482
Brady Churches	—	$252	$468	—	$960,000	$2,609	$963,329
Michael Marchetti	$135	$168	$312	—	$825,000	$4,567	$830,182
Seth Marks	$8,167	$399	$741	—	—	$9,866	$19,172
Steven Klug	—	$294	$523	—	$125,000	$1,155	$126,972

(3-a)
Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan (which is more fully described above under the heading "Executive Compensation—Compensation Discussion and Analysis—401(k) Profit Sharing Plan");

(3-b)
The value attributable to $300,000 of life insurance premiums provided pursuant to the Company's health benefit program available to all eligible employees.

(3-c)
The severance benefits paid or accrued to Mr. Churches in fiscal 2013 include an accrued lump sum severance amount of $900,000, as provided for in his employment agreement, and reimbursement of legal expenses in the amount of $60,000. The grant date fair value of the modification of certain of Mr. Churches' options to accelerate the vesting of such options is included in the Option Awards column. The Separation Agreement and Release between the Company and Mr. Churches is described in the narrative discussion below. The severance benefits paid or accrued to Mr. Marchetti in fiscal 2013 include a severance payment of $825,000 payable in eighteen equal monthly installments pursuant to the terms of his employment agreement as described in the narrative discussion below. The severance benefits paid or accrued to Mr. Klug in fiscal 2013 include a lump sum severance amount of $125,000.
(4)
Mr. Rouleau was appointed as a non-employee director to the Board of Directors on November 28, 2012, and became President and Chief Executive Officer of the Company on March 12, 2013. With respect to the amount reflected as salary for fiscal 2013, $35,690 of such amount represents director fees paid to Mr. Rouleau in fiscal 2013.

(5)
Mr. Rouleau received the standard grant of restricted stock awards having a grant date fair value of $37,500 upon being appointed as a non-employee director to the Board of Directors on November 28, 2012.

(6)
Mr. Rouleau received the standard grant of 20,000 nonqualified stock options upon being appointed as a non-employee director to the Board of Directors on November 28, 2012, which had a grant date fair value of $66,146. Mr. Rouleau was granted an additional 175,000 nonqualified stock options during fiscal 2013 in connection with his service as interim Chief Executive Officer of the Company beginning on March 12, 2013, which had a grant date fair value of $625,505. See the "Grants of Plan-Based Awards in Fiscal 2013" table.

(7)
The employment of Ms. Bowman terminated after the 2013 fiscal year-end, on September 9, 2013.

(8)
Mr. Rossler's employment with the Company was terminated after the 2013 fiscal year-end, on August 29, 2013.

(9)
The amount of salary earned by Mr. Churches includes amounts paid or accrued to Mr. Churches in fiscal 2013 under the Consulting Agreement between Mr. Churches and the Company described below in the narrative disclosure. The bonus of $284,000 was paid to Mr. Churches pursuant to the terms of the Separation Agreement and Release between Mr. Churches and the Company described below in the narrative disclosure. Additional severance compensation paid or accrued to Mr. Churches is described in footnote 3 above. The value of the performance-based stock option award granted to Mr. Churches in fiscal 2013 was $3,609,999 comprised of $2,484,667 for the September 2012 options and $1,124,999 for the modified March 2013 options. See the "Grants of Plan-Based Awards in Fiscal 2013" table. The amount in the Option Awards includes the grant date fair value of the original performance-based stock options to acquire 1,000,000 shares granted to Mr. Churches in September 2012 and the value of the modified fully-vested options to purchase 333,000 shares deemed to have been granted in March 2013 in replacement of the original options.

(10)
The grant date fair value of the 1,000,000 options granted in September 2012 was $2,484,667 while the 333,333 modified options deemed to have been granted in March 2013 in replacement of the original options had a fair value of $1,124,999.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2013. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2013 under the Annual Cash Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)							Exercise or Base Price of Option Awards ($/Sh)		Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Michael Rouleau	5/22/13	—	—	—	—	—	—	—		75,000	(4)	$8.54		$8.54	$271,245
	3/12/13	—	—	—	—	—	—	—		100,000	(4)	$8.00		$8.00	$354,260
	11/28/12	—	—	—	—	—	—	6,383	(5)	—		—		$5.88	$37,500
	11/28/12	—	—	—	—	—	—	—		20,000	(5)	$5.88		$5.88	$66,146
Stephanie Bowman		$31,500	$47,250	$63,000	—	—	—	12,500	(6)	—		—		$9.37	$117,125
	2/15/13	—	—	—	—	—	—	—		75,000	(6)	$9.37		$9.37	$311,190
John C. Rossler		$32,500	$48,750	$65,000	—	—	—	15,000	(7)	—		—		$9.37	$140,550
	2/15/13	—	—	—	—	—	—	—		125,000	(7)	$9.37		$9.37	$518,650
Ross E. Manning		$25,000	$37,500	$50,000	—	—	—	—		—		—		—	—
Brady Churches	11/7/12	—	—	—	—	12,337	—	—		—		—		$6.08	$75,009
	11/7/12	—	—	—	—	200,000	—	—		—		$6.08		$6.08	$496,933
	9/1/12	—	—	—	—	54,005	—	—		—		$5.56	(8)	$5.59	$134,185
	9/1/12	—	—	—	—	445,995	—	—		—		$5.59		$5.59	$1,108,149
	9/1/12	—	—	—	—	300,000	—	—		—		$5.59		$5.59	$745,400
	3/3/13	—	—	—	—	33,000	—	—		—		$5.56	(8)	$5.59	$113,999
	3/3/13	—	—	—	—	300,000	—	—		—		$5.59		$5.59	$1,011,000
Steven Klug	2/15/13	—	—	—	—	—	—	12,500	(9)	—		—		$9.37	$117,125
	2/15/13	—	—	—	—	—	—	—		75,000	(9)	$9.37		$9.37	$311,190
	10/1/12	—	—	—	—	—	—	10,000	(9)	—		—		$6.71	$67,100
	10/1/12	—	—	—	—	—	—	—		10,000	(9)	$6.71		$6.71	$26,719

(1)
The amounts set forth in these columns reflect the annual cash incentive compensation that our named executive officers were eligible to receive under the Annual Cash Incentive Plan for fiscal 2013. The amounts range from 10% to 20% of each named executive officer's salary for fiscal 2013 and was based on Company performance for fiscal 2013. See "Executive Compensation-Compensation Discussion and Analysis-Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2013. Since the Company did not achieve the Level 3 performance targets or the discretionary level performance targets for fiscal 2013, the named executive officers did not receive cash incentive payments under the Annual Cash Incentive Plan for fiscal 2013.

(2)
Under the employment agreement with Mr. Churches, of the 1,000,000 performance-based stock options granted to Mr. Churches, options to purchase an initial tranche of 333,333 shares would vest when the trading price of the Company's common stock equaled or exceeded $7.50 per share for a specified period of time; options to purchase a second tranche of 333,333 shares would vest when the trading price of the Company's common stock equaled or exceeded $10.00 per share for a specified period of time; and options to purchase a third tranche of 333,334 shares would vest when the trading price of the Company's common stock equaled or exceeded $12.50 per share for a specified period of time. These options were modified on March 3, 2013 as described in footnote (3) below. Pursuant to his employment agreement, Mr. Churches also received a grant of 12,337 performance shares vesting on the same basis as the three tranches of options because certain options were granted at a higher exercise price per share.

(3)
Pursuant to the Separation and Release Agreement between the Company and Mr. Churches dated March 3, 2013, vesting of the following performance-based stock options was accelerated on such date: (i) options to purchase 33,333 shares at $5.56 per share and (ii) options to purchase 300,000 shares at $5.59 per share. The remaining options were terminated.

(4)
In conjunction with being named interim Chief Executive Officer, Mr. Rouleau on March 12, 2013 was granted 100,000 nonqualified stock options that vested in 45 days. Also, on May 22, 2013, Mr. Rouleau was granted 75,000 nonqualified stock options that vested immediately.

(5)
Upon being appointed as a non-employee director to the Board of Directors on November 28, 2012, Mr. Rouleau received the standard grant(s) of 6,383 restricted stock awards (valued at $37,500) and 20,000 nonqualified stock options.

(6)
Ms. Bowman was granted 75,000 nonqualified stock options and 12,500 restricted stock awards on February 15, 2013, both of which vest in three equal annual installments beginning on February 15, 2014. These equity awards were subsequently forfeited in connection with Ms. Bowman's departure from the Company.

(7)
Mr. Rossler was granted 125,000 nonqualified stock options and 15,000 restricted stock awards on February 15, 2013, both of which vest in three equal annual installments beginning on February 15, 2014. These equity awards were subsequently forfeited in connection with Mr. Rossler's departure from the Company.

(8)
These stock options were granted under the 2004 Plan, which provides that the exercise price of options granted is the mean of the high and low trading prices on the date of grant.

(9)
Mr. Klug was granted 75,000 nonqualified stock options and 12,500 restricted stock awards on February 15, 2013, both of which vest in three equal annual installments beginning on February 15, 2014. Mr. Klug was granted 10,000 nonqualified stock options and 10,000 restricted stock awards on October 1, 2012, both of which vest in three equal annual installments beginning on October 1, 2013. These equity awards were subsequently forfeited in connection with Mr. Klug's departure from the Company.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013 TABLE

Employment Agreements or Arrangements

Employment Agreement with Mr. Rouleau

        In March 2013, in connection with Mr. Rouleau's agreement to serve as interim Chief Executive Officer of the Company, the Company agreed to pay Mr. Rouleau $10,000 per month (in addition to the amounts he received as a director of the Company), and to grant Mr. Rouleau a stock option to purchase 100,000 shares of the Company's common stock, which would vest on April 26, 2013 provided that Mr. Rouleau was still serving as interim Chief Executive Officer as of that date. In May 2013, Mr. Rouleau's salary was increased to $20,000 per month and Mr. Rouleau was granted an additional 75,000 nonqualified stock options that vested immediately.

        In August 2013, the Company and Mr. Rouleau entered in an employment agreement in connection with Mr. Rouleau's appointment as Chief Executive Officer of the Company. In the employment agreement, Mr. Rouleau agreed to serve for an initial term of two years as the Chief Executive Officer of the Company, or in such other position in the future as is determined by the Company's Board of Directors from time to time. The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal. Under the employment agreement, Mr. Rouleau is entitled to, among other things, (i) an annual salary of $560,000, which may be increased from time to time during his tenure as Chief Executive Officer, and may be increased or decreased, but not below $200,000, if he is then employed by the Company in another capacity, (ii) an initial signing bonus of $575,000, (iii) an initial grant of stock options to purchase 350,000 shares of the Company's common stock, vesting in five tranches over two years, and (iv) an initial grant of 30,000 shares of restricted stock, vesting in two equal tranches six months and one year after the date of grant. The stock options and restricted stock are subject to accelerated vesting upon certain events. In addition, Mr. Rouleau is eligible to earn an annual bonus each fiscal year under the Company's bonus plan.

        Upon satisfaction of the conditions set forth in the employment agreement, Mr. Rouleau is entitled to additional benefits upon termination of employment in certain circumstances, including the following benefits: (i) accelerated vesting of the first two tranches of stock options relating to 150,000 shares and the first tranche of 15,000 shares of restricted stock and a prorated bonus for the then-current fiscal year to the extent earned, in the event of his death or disability, and (ii) payment of his base salary through the remainder of the initial term, a prorated bonus for the then-current fiscal year to the extent earned and accelerated vesting of the unvested stock options and restricted stock if he is terminated without cause or quits for good reason. In the employment agreement, Mr. Rouleau agreed to certain restrictive covenants during the employment term and for one year thereafter.

Consulting Agreement with Ms. Bowman

        In connection with Ms. Bowman's departure from the Company subsequent to the end of fiscal 2013, a subsidiary of the Company and Ms. Bowman entered into a Consulting Agreement governing her provision of consulting services to the Company. The Consulting Agreement is for a one year term, and provides that during the term Ms. Bowman will provide services reasonably requested, including assisting with the transition of her prior duties and responsibilities to her successor and providing information and counsel upon request relating to any accounting, insurance, legal, financial reporting or other matters related to the Company. In consideration for the consulting services, the Company's subsidiary agreed to pay Ms. Bowman (i) $26,250 per month during the consulting term, (ii) reimbursement of expenses and indemnification and (iii) a lump sum payment of $185,000 thirty days after completion of the term provided Ms. Bowman enters into a mutual release. The Consulting Agreement may be terminated by either the Company's subsidiary or Ms. Bowman under certain circumstances. Ms. Bowman is entitled to all of the foregoing payments in the event of her death or disability during the term.

Arrangements with Mr. Rossler

        In connection with the appointment of Mr. Rossler as the Company's Executive Vice President, Chief Operating Officer in January 2013, the Company agreed to pay Mr. Rossler's an annual base salary of $325,000 and agreed that he would be eligible to earn a maximum bonus of up to 55% of his annual base salary which would be prorated based upon his original employment date of October 1, 2012. In connection with his appointment, Mr. Rossler also received a grant of 125,000 stock options and 15,000 shares of restricted stock, each of which would vest ratably over three years. In addition, Mr. Rossler received a signing bonus of $50,000. In connection with the termination of Mr. Rossler's employment in August 2013, the Company entered into a Separation Agreement and Release with Mr. Rossler, pursuant to which Mr. Rossler is entitled to a severance payment of $325,000 payable over 12 months, payment of accrued vacation and certain health insurance premium benefits for six months.

Agreements with Mr. Churches

        Employment Agreement.    The Company entered into an employment agreement with Brady Churches, who served as the Company's President and Chief Executive Officer and as a director of the Company from September 2012 until March 2013. Under the Employment Agreement, Mr. Churches' annual base salary was $600,000. In addition, Mr. Churches was entitled to receive the benefits the Company generally provides to other senior executive employees. The Employment Agreement also provided that the Company could award Mr. Churches with a discretionary cash bonus for services performed by Mr. Churches during the first year of his employment, and that Mr. Churches would be eligible to participate in the Company's annual incentive bonus program thereafter. Under the employment agreement, Mr. Churches received performance-based stock options to purchase 1,000,000 shares of common stock, which would vest in tranches provided that the Company's stock price reached certain levels for specified periods of time, as described above in the Grants of Plan-Based Awards in Fiscal 2013 Table. Under the employment agreement, if Mr. Churches' employment was terminated by the Company without cause or by Mr. Churches for good reason (each as defined in the employment agreement) before the one-year anniversary of the effective date, then Mr. Churches was entitled to receive an amount equal to the excess of $1.2 million over the amount of the base salary payable to Mr. Churches from the effective date to the date of termination.

        Separation and Release Agreement.    In connection with the termination of Mr. Churches' employment in March 2013, the Company entered into a Separation and Release Agreement with Mr. Churches. The agreement provided that Mr. Churches would receive severance benefits to which he was entitled under his employment agreement, in connection with a termination not for cause. In particular, Mr. Churches received a lump-sum separation payment of $900,000, as provided for in his employment agreement, payable on September 5, 2013 and certain health insurance premiums. The Company also paid Mr. Churches an annual incentive bonus of $284,000 for fiscal 2013. In addition, the Company agreed to reimburse Mr. Churches for up to a total of $60,000 for legal and other third party fees incurred in connection with the negotiation of a possible acquisition by the Company of a business in which Mr. Churches had an ownership interest. The Company and Mr. Churches had been unable to reach an agreement on the acquisition. Pursuant to the Separation and Release Agreement, vesting of the following performance-based stock options was accelerated: (i) options to purchase 33,333 shares at $5.56 per share and (ii) options to purchase 300,000 shares at $5.59 per share. The remaining options were terminated.

        Consulting Agreement.    The Company also entered into a Consulting Agreement with Mr. Churches in March 2013. The Consulting Agreement is for a one year term, and provides that during the term Mr. Churches will provide services reasonably requested by the Company, including:

(i) providing transition services to facilitate a smooth transition of Mr. Churches' job responsibilities to a successor and (ii) responding and providing information with regard to matters in which Mr. Churches has knowledge as a result of his prior employment with the Company, including but not limited to selecting merchandise. In consideration for the consulting services, the Company agreed to pay Mr. Churches (i) $125,000 in a single lump sum payment and (ii) $96,000 in 12 consecutive equal monthly payments of $8,000 commencing on April 1, 2013. The Consulting Agreement may be terminated by either the Company or Mr. Churches for any reason by providing the other party with at least ten calendar days' advance written notice of the termination.

Employment Agreement with Mr. Marchetti

        The Company entered into an employment agreement with Mr. Marchetti, who served as the Company's Executive Vice President and Chief Operating Officer until October 2012. Under the employment agreement Mr. Marchetti's annual base salary was $480,000 (or such other rate as the Compensation Committee may designate from time to time) and Mr. Marchetti was entitled to certain equity and performance share awards. In connection with an amendment to the employment agreement in February 2012, Mr. Marchetti was granted options to purchase 75,000 shares of common stock, a performance unit award consisting of up to a maximum of $480,000 and a performance stock award consisting of up to a maximum of 60,000 shares of performance stock. Under the agreement, if Mr. Marchetti's employment were terminated by the Company without cause, then Mr. Marchetti would be entitled to receive for 18 months thereafter severance payments equal to 1/12 of the sum of (i) Mr. Marchetti's base salary then in effect and (ii) the most recent cash bonuses for a full fiscal year received by Mr. Marchetti (including bonuses pursuant to the Company's annual cash incentive plan). In addition, under the agreement if his employment were terminated by the Company without cause, (i) the options covering 75,000 shares granted to him in February 2012 which were then vested would continue to be exercisable until the end of their original general terms, and (ii) of the portion of such options which were not then vested, an amount equal to one more year's vesting would vest and become exercisable upon such termination and continue to be exercisable until the end of their original general terms. Under their original terms, these options were vesting ratably on a daily basis over three years beginning on the date of grant, and had a general term of ten years beginning on the date of grant.

Other Employment Agreements

        The Company is not a party to employment agreements with any other current or former named executive officers other than at-will employment arrangements. In connection with the termination of Mr. Klug's employment, the Company entered into a severance arrangement with Mr. Klug pursuant to which the Company provided, among other things, a severance of $125,000.

 OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

        The following table includes certain information with respect to the unexercised stock options and restricted stock awards held by the named executive officers as of June 30, 2013:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Michael Rouleau	100,000	(2)	—		—	$8.00	3/12/23	—		—	—	—
	75,000	(2)	—		—	$8.54	5/22/23	—		—	—	—
	—		20,000	(3)	—	$5.88	11/28/22	—		—	—	—
	—		—		—	—	—	6,383	(3)	$66,192	—	—
Stephanie Bowman	20,000	(4)	—		—	$13.96	8/22/16	—		—	—	—
	50,000	(5)	—		—	$1.24	1/29/19	—		—	—	—
	—		75,000	(6)	—	$9.37	2/15/23	—		—	—	—
	—		—		—	—	—	12,500	(6)	$129,625	—	—
John C. Rossler	—		125,000	(7)	—	$9.37	2/15/23	—		—	—	—
	—		—		—	—	—	15,000	(7)	$155,550	—	—
Ross E. Manning	20,100	(4)	—		—	$29.85	6/8/14	—		—	—	—
	79,900	(4)	—		—	$29.85	6/8/14	—		—	—	—
	25,000	(5)	—		—	$1.24	1/29/19	—		—	—	—
Brady Churches	18,002	(8)	—		—	$5.56	9/1/22	—		—	—	—
	300,000	(8)	—		—	$5.59	9/1/22	—		—	—	—
	15,331	(8)	—		—	$5.56	9/1/22	—		—	—	—
Michael J. Marchetti	12,912	(4)	—		—	$30.25	8/18/14	—		—	—	—
	100,000	(9)	—		—	$1.07	11/14/18	—		—	—	—
	41,811	(10)	—		—	$3.56	2/16/22	—		—	—	—

(1)
Market value was determined using the closing price of Common Stock of $10.37, which was the closing price of Common Stock as reported on NASDAQ on June 28, 2013 (the last business day of fiscal 2013).

(2)
Upon being named interim Chief Executive Officer on March 12, 2013, Mr. Rouleau was granted 100,000 nonqualified stock options that vested in 45 days. Also, on May 22, 2013 Mr. Rouleau was granted 75,000 nonqualified stock options that vested immediately.

(3)
Upon being appointed as a non-employee director to the Board of Directors on November 28, 2012, Mr. Rouleau received the standard grant(s) of 6,383 restricted stock awards (valued at $37,500) and 20,000 nonqualified stock options. The restricted stock vests on November 4, 2013 and the stock options vest in four equal annual installments beginning on November 28, 2013.

(4)
These options to purchase shares of Common Stock vested daily over a five-year period from the date of grant and have a ten-year expiration term.

(5)
These options vested in equal installments annually on January 29, 2010, January 29, 2011 and January 29, 2012.

(6)
Ms. Bowman was granted 75,000 nonqualified stock options and 12,500 restricted stock awards on February 15, 2013, both of which vest in three equal annual installments beginning on February 15, 2014. These equity awards were subsequently forfeited after the fiscal year-end in connection with Ms. Bowman's departure from the Company.

(7)
Mr. Rossler was granted 125,000 nonqualified stock options and 15,000 restricted stock awards on February 15, 2013, both of which vest in three equal annual installments beginning on February 15, 2014. These equity awards were subsequently forfeited after the fiscal year-end in connection with Mr. Rossler's departure from the Company.

(8)
These stock options vested on March 3, 2013 pursuant to the Separation and Release Agreement between the Company and Mr. Churches dated March 3, 2013.

(9)
These options to purchase shares of common stock were granted pursuant to the employment agreement with Mr. Marchetti, as applicable, which options vested daily commencing on November 14, 2008 over a three-year period.

(10)
These options were granted on February 16, 2012 and vested prior to or in connection with the termination of Mr. Marchetti from the Company in October 2012 pursuant to the employment agreement with Mr. Marchetti.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

        The following table contains information regarding the vesting of restricted stock awards during the fiscal year ended June 30, 2013.

	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Seth Marks	16,667	$75,918	16,667	$89,001

(1)
Based on the closing price of our Common Stock on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment or upon a change of control of the Company. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, involuntary termination with cause, retirement, in the event of the executive's death or disability and in connection with a change of control is shown below. Except for each of Messrs. Churches, Marchetti, Marks and Klug, whose employment with the Company was terminated prior to the end of fiscal 2013, the amounts shown assume that such termination was effective as of June 28, 2013 (the last business day of fiscal 2013), and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or upon our change of control. Accordingly, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event, except for with respect to Messrs. Churches, Marchetti, Marks and Klug for the reasons discussed above.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is generally entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  incentive cash bonus earned during the year; and

  •
  grants pursuant to the 1997 Long-Term Equity Incentive Plan ("1997 Plan"), the 2004 Plan and the 2008 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and awards and the closing price of Common Stock as of June 28, 2013, the last business day of fiscal 2013 ($10.37)), to the extent vested or exercisable, except in the case of certain terminations for "cause" as discussed below.

Under the terms of the 1997 Plan, the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination without "cause," all of the executive's options that were exercisable on the date of such termination remain exercisable for a period of 90 days after the date of such termination (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited.

        Under the terms of the 1997 Plan, the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination for any reason (other than death, disability, retirement or in connection with a "change in control"), all unvested shares of restricted stock will be forfeited.

        The 1997 Plan, the 2004 Plan and the award agreements under the 2008 Plan generally define "cause" to mean (i) the commission of a felony or a crime involving moral turpitude or any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company into public disgrace, (iii) substantial and repeated failure to perform duties properly assigned to the executive, (iv) gross negligence or willful misconduct, or (v) breach of duty of loyalty or other act of fraud or dishonesty.

        The 2008 Plan also defines "cause" more broadly with respect to general provisions relating to forfeiture or recoupment of awards, whether exercised or unexercised or vested or unvested. If the committee administering the 2008 Plan finds that a holder of an award granted under the 2008 Plan, (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment which damaged the Company, (ii) disclosed trade secrets of the Company, (iii) violated the terms of any non-competition, non-disclosure or similar agreement, (iv) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated, (v) substantially and repeatedly failed to perform the duties of such executive's office, (vi) committed gross negligence or misconduct, (vii) materially breached such executive's employment agreement, (viii) failed to correct or otherwise rectify any failure to comply with reasonable instruction from the Company that could materially or adversely affect the Company, (ix) willfully engaged in conduct materially injurious to the Company, (x) harassed or discriminated against the Company's employees, customers or vendors, (xi) misappropriated funds or assets, (xii) willfully violated Company policies or standards of business conduct, (xiii) failed to maintain specified immigration status, or (xiv) knowingly caused or assisted in causing the Company to engage in criminal misconduct, then some or all awards awarded to such holder, and all net proceeds realized with respect to any such awards, will be forfeited to the Company as determined by the committee. The committee may also specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2008 Plan with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

        Under the terms of the 1997 Plan, the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's involuntary termination for "cause," all of the executive's options will be forfeited immediately upon termination, whether or not then exercisable.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination"), under the terms of the 1997 Plan, the 2004 Plan and the 2008 Plan, all of the executive's options that were exercisable on the date of such retirement remain exercisable for a period of three years after the date of such retirement (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited. Upon the executive's retirement, all unvested shares of restricted stock awarded under the 1997 Plan and the 2004 Plan will vest, and all unvested shares of restricted stock awarded under the under 2008 Plan will be forfeited. The 1997 Plan, the 2004 Plan and the 2008 Plan generally define "retirement" to mean the same as such term is defined under any Company pension plan or retirement program or as otherwise approved by the committee administering the applicable plan.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination") the named executive officer would receive payments under the Company's disability or life insurance plan, as appropriate. Under the terms of the 1997 Plan, the 2004 Plan and the 2008 Plan (and related award agreements thereunder), upon an executive's death or disability, all of the executive's options that were exercisable on the date of death or disability remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), all options that were not exercisable on such date will be forfeited and all unvested shares of restricted stock will vest.

        The 1997 and the 2004 Plan define "disability" to mean any disability that would entitle the executive to disability payments under any Company disability plan or as otherwise determined by the committee administering the applicable plan. The 2008 Plan defines "disability" to mean, (i) in the case of an award that is exempt from Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan, or in the absence of such plan (or coverage thereunder), a permanent and total disability as defined in Section 22(e)(3) of the Code, and (ii) in the case of an award subject to Section 409A, (A) the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the executive is, by reason of any medically determinable physical or mental impairment that can expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan.

Payments Made Upon Change of Control

        Except for named executive officers terminated prior to the end of fiscal 2013, all named executive officers would receive substantially similar benefits upon a change of control occurring on June 28, 2013. We terminated Mr. Rossler subsequent to the end of fiscal 2013 and, in connection with such termination, we entered into a severance arrangement modifying these benefits that would have been payable to Mr. Rossler. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Arrangements with Mr. Rossler." Except for named executive officers terminated prior to the end of fiscal 2013 and Mr. Rouleau, none of our named executive officers have an employment agreement with the Company. Immediately prior to a change of control, all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 1997 Plan, the 2004 Plan and the 2008 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence and, in the case of awards under the 2008 Plan, the transaction is actually consummated; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan if the individuals who are the incumbent directors (as determined under the 2008 Plan) cease for any reason to constitute a majority of the members of the Board.

  R. Michael Rouleau

        The following table shows the potential payments upon termination or change of control of the Company for R. Michael Rouleau, the Company's Chief Executive Officer, as of the fiscal year ended June 30, 2013.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	—	—	—
Restricted Stock Awards	—	—	—	$89,900	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$89,900	—	$300,000

        Subsequent to the end of fiscal 2013, we entered into a new employment agreement with Mr. Rouleau, which contains additional severance benefits. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Employment Agreement with Mr. Rouleau."

  Stephanie Bowman

        The following table shows the potential payments upon termination or change of control of the Company for Stephanie Bowman, the Company's former Executive Vice President and Chief Financial Officer, as of the fiscal year ended June 30, 2013.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$75,000	—	—
Restricted Stock Awards	—	—	—	$129,625	$129,625	$129,625
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$204,625	$129,625	$429,625

        Ms. Bowman's employment with the Company terminated subsequent to the end of fiscal 2013 and, in connection with such termination, we entered into a Consulting Agreement with Ms. Bowman, which modified benefits that would have otherwise been payable to Ms. Bowman. For a discussion of the Consulting Agreement, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Consulting Agreement with Ms. Bowman". Pursuant to the Consulting Agreement, as a condition to receiving certain payments, Ms. Bowman has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability and waive certain other claims, (iii) customary mutual non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of 12 months.

  John C. Rossler

        The following table shows the potential payments upon termination or change of control of the Company for John C. Rossler, the Company's former Executive Vice President and Chief Operating Officer, for the fiscal year ended June 30, 2013.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$125,000	—	—
Restricted Stock Awards	—	—	—	$155,550	$155,550	$155,550
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$280,550	$155,550	$455,550

        We terminated Mr. Rossler subsequent to the end of fiscal 2013 and, in connection with such termination, we entered into a severance arrangement modifying these benefits that would have been payable to Mr. Rossler. For a discussion of severance benefits actually received by Mr. Rossler in connection with his termination, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Arrangements with Mr. Rossler". As a condition to receiving such severance amounts, Mr. Rossler has agreed to (i) customary non-disclosure and non-use restrictions, (ii) release the Company and its affiliates from any liability and waive certain other claims, (iii) customary non-disparagement restrictions, and (iv) not solicit or hire any of the Company's employees for a period of 12 months.

  Ross E. Manning

        The following table shows the potential payments upon termination or change of control of the Company for Ross E. Manning, the Company's Senior Vice President—Marketing for the fiscal year ended June 30, 2013.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With/ Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	—	—	—
Restricted Stock Awards	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	—	—	$300,000

  Brady Churches

        Mr. Churches, the Company's former President and Chief Executive Officer, resigned prior to the end of fiscal 2013. For a discussion of severance benefits and related payments received by Mr. Churches in connection with his termination, see "Summary Compensation Table," "Grants of Plan-Based Awards in Fiscal 2013" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Agreements with Mr. Churches". Pursuant to the Separation Agreement, Mr. Churches agreed to release the Company from, among other things, all claims arising out of or related to or based upon his employment with the Company.

  Michael Marchetti

        We terminated Mr. Marchetti, the Company's former Executive Vice President and Chief Operating Officer, prior to the end of fiscal 2013. For a discussion of severance amounts paid to Mr. Marchetti in connection with his termination, see "Summary Compensation Table," "Grants of Plan-Based Awards in Fiscal 2013" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Employment Agreement with Mr. Marchetti." Pursuant to the employment agreement, Mr. Marchetti agreed to not compete with the Company, solicit the Company's employees, or interfere with certain of the Company's business relationships for a period of 18 months following his termination. He also agreed to certain confidentiality restrictions. As part of his severance, Mr. Marchetti received one additional year of vesting on his stock options. At the time of acceleration, the intrinsic value of the additionally vested options was $43,832.

  Seth Marks

        Mr. Marks, the Company's former Senior Vice President and Chief Marketing Officer, voluntarily resigned prior to the end of fiscal 2013. For a discussion of any severance benefits received by Mr. Marks in connection with his termination, see "Summary Compensation Table" and "Grants of Plan-Based Awards in Fiscal 2013."

  Steven Klug

        We terminated Mr. Klug, the Company's former Senior Vice President—Merchandising, prior to the end of fiscal 2013. For a discussion of severance benefits received by Mr. Klug in connection with his termination, see "Summary Compensation Table," "Grants of Plan-Based Awards in Fiscal 2013" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Other Employment Agreements."

DIRECTOR COMPENSATION

        The table below summarizes the compensation paid to or accrued by each non-employee director of the Company for the fiscal year ended June 30, 2013.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven R. Becker	$55,736	$87,501	$84,400	—	—	—	$227,637
Terry Burman	$9,065	$37,505	$171,100	—	—	—	$217,670
David B. Green	$64,495	$50,002	—	—	—	—	$114,497
Starlette B. Johnson	$68,497	$50,002	—	—	—	—	$118,499
William Montalto	—	$37,500	$209,200	—	—	—	$246,700
Richard S. Willis	$50,000	$87,501	$84,400	—	—	—	$221,901
William J. Hunckler, III	$70,500	$50,002	—	—	—	—	$120,502
Bruce A. Quinnell	$93,059	—	—	—	—	—	$93,059

(1)
Mr. Quinnell did not stand for re-election at the annual stockholders meeting held on November 7, 2012. Mr. Rouleau is not listed in this table because his compensation as a director is disclosed in the Summary Compensation Table. Mr. Churches did not receive compensation for his service as a director. Additionally, Messrs. Churches and Hunckler resigned from the Board during fiscal 2013.

(2)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note 1(l) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for additional information on the valuation assumptions used in the calculation of grant date fair value for option awards included in the table. The value of the stock awards is calculated using the average of the high and low prices of the Common Stock on November 7, 2012, which was the date the awards were made to each director. This average price represents the grant date fair value of the stock awards under the 2004 Plan.

(3)
On November 7, 2012, Mr. Becker, Mr. Green, Mr. Willis and Ms. Johnson were each granted 8,300 shares of restricted stock under the 2004 Plan having a grant date fair value of $50,002, all of which are scheduled to vest on November 4, 2013. Upon being appointed as non-employee directors to the Board of Directors in fiscal 2013, Messrs. Becker, Burman, Montalto and Willis received the standard grants of restricted stock awards valued at $37,500 on the date of grant and 20,000 nonqualified stock options. The restricted stock vests on November 4, 2013 and the stock options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(4)
The non-employee directors had the following outstanding equity awards at the end of the 2013 fiscal year:

	Outstanding Options— Exercisable (#)	Outstanding Options— Unexercisable (#)	Unvested Stock Awards(#)
Steven R. Becker	5,000	15,000	8,300
Terry Burman	—	20,000	4,394
David B. Green	—	—	8,300
Starlette B. Johnson	—	—	8,300
William Montalto	—	20,000	3,592
Richard S. Willis	5,000	15,000	8,300

        The Company has adopted the following compensation program for non-employee directors (the "Director Compensation Plan"):

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual retainer	$30,000	—	—	—
Chairman fee	$30,000	$20,000	$10,000	$5,000
In-person meeting fee	$2,500	$1,500	$1,000	$1,000
Telephonic meeting fee	$1,000	$750	$500	$500
Restricted stock—value	$50,000	—	—	—

        Under the Director Compensation Plan, non-employee directors continue to receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, such directors receive the standard grants of restricted stock awards valued at $37,500 on the grant date and 20,000 nonqualified stock options. The restricted stock generally vests immediately prior to the next annual stockholders meeting and the stock options vest in four equal annual installments beginning on the first anniversary of the date of grant. During the fiscal year ended June 30, 2013, the Board granted shares of restricted stock (valued based on the fair market value of $6.02 per share on the date of grant as defined in the 2004 Plan) to each of the non-employee directors of the Company as follows: 8,300 to each of Mr. Becker, Mr. Green, Mr. Willis, Ms. Johnson, and Mr. Hunckler, all of which are scheduled to vest on November 5, 2012. Mr. Hunckler resigned in fiscal year 2013 and forfeited his restricted stock.

        Effective August 1, 2013, Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto will provide IT consulting services to the Company until December 31, 2013, unless the agreement is terminated earlier by either party. Under the agreement, Mr. Montalto is entitled to a consulting fee of $15,000 per month, reimbursement of expenses and indemnification from the Company.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 308), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014.

As Members of the Audit Committee,
Richard S. Willis, Chair
Terry Burman
Starlette B. Johnson

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Report of the Company's Related Person Transactions

        During fiscal 2013, in connection with the hiring of Brady Churches, the Company had engaged in negotiations regarding the possible acquisition by the Company (or one of its subsidiaries) of the wholesale closeout business owned by Marketing Results, Ltd. ("MRL"), a business in which Mr. Churches had a 41% interest. The Company and Mr. Churches were ultimately unable to reach an agreement on the acquisition and terminated the negotiations. Since July 1, 2012, the Company has ordered approximately $535,000 in merchandise from MRL. In addition, the Company has purchased approximately $105,000 in merchandise from a company that is owned by an individual who shares a household with Mr. Churches. The Company believes that the transactions referenced above were made on terms and conditions that were representative of those that could have been obtained from independent third parties dealing at arms length.

        The Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions. There are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions. Rather, the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions.

        The Company's Audit Committee Charter requires the Audit Committee to review and approve all related party transactions. On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Audit Committee based on the responses received from each director and executive officer based on his or her questionnaire completed in conjunction with the proxy statement. While there are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions, the Audit Committee considers the following factors in evaluating related party transactions:

  •
  the nature of the related person's interest in the transaction;

  •
  the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

  •
  the materiality of the transaction to each party;

  •
  the reasons for the Company entering into the transaction with the related person;

  •
  the potential effect of the transaction on the status of a director as an independent;

  •
  outside or disinterested director or committee member; and

  •
  any other factors the Audit Committee may deem relevant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no report was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2013.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 6, 2013 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 6, 2013, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The Company is not aware of any current beneficial ownership by any of the following named executive officers who are no longer with the Company and not listed below: Messrs. Rossler, Marks and Klug. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 6, 2013, there were 43,103,527 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
PRIMECAP Management Company(1) 225 South Lake Ave., #400 Pasadena, CA 91101	6,105,645	14.2%
Dimensional Fund Advisors LP(2) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	3,627,111	8.4%
BlackRock, Inc(3) 40 East 52nd Street New York, NY 10022	3,313,077	7.7%
Becker Drapkin Management, L.P.(4) 500 Crescent Court, Ste. 230 Dallas, TX 75201	2,888,526	6.6%
Donald Smith & Co., Inc.(5) 152 West 57th Street New York, NY 10019	2,747,035	6.4%
FMR LLC(6) 82 Devonshire Street Boston, MA 02109	2,243,841	5.2%
R. Michael Rouleau(7)	226,363	*
Brady Churches(8)	333,333	*
Ross E. Manning(9)	152,164	*
Stephanie Bowman(10)	140,637	*
David B. Green(11)	99,754	*
Starlette B. Johnson(12)	66,896	*
Richard S. Willis(13)	25,786	*
Steven R. Becker(14)	22,186	*
Terry Burman(15)	14,384	*
Michael Marchetti(16)	12,912	*
William Montalto(17)	3,592	*
All directors and executive officers as a group (8 persons)(18)	611,145	1.4%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in the Schedule 13G filed with the SEC on September 9, 2013 by PRIMECAP Management Company ("PMC"), PMC has the sole power to vote 4,187,713 shares of the 6,105,645 shares of Common Stock, and the sole power to dispose of all of the 6,105,645 shares of Common Stock.

(2)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, such investment companies, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 3,627,112 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 3,603,284 of such shares and the sole power to dispose of all 3,627,112 of shares.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 7, 2013 by BlackRock, Inc. ("BlackRock"), BlackRock has the sole power to vote and dispose of all 3,313,077 shares of Common Stock.

(4)
Based on information set forth in the Schedule 13D/A filed with the SEC on August 27, 2013 by Becker Drapkin Management, L.P. ("BD Management"), Becker Drapkin Partners (QP), L.P. ("Becker Drapkin QP"), Becker Drapkin Partners, L.P. ("Becker Drapkin, L.P."), BD Partners V, L.P. ("BD Partners V"), BC Advisors, LLC ("BCA"), Steven R. Becker and Matthew A. Drapkin. Becker Drapkin QP owns 1,035,041 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. Becker Drapkin, L.P. owns 1,225,062 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. BD Partners V owns 606,237 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. BD Management is the general partner of, and investment manager for, Becker Drapkin QP, Becker Drapkin, L.P. and BD Partners V (collectively, the "Becker Drapkin Funds"), BCA is the general partner of BD Management, and Mr. Becker and Mr. Drapkin are the sole members of BCA. As a result, BD Management, BCA, Mr. Becker and Mr. Drapkin may be deemed to be the beneficial owners of the shares of Common Stock owned by the Becker Drapkin Funds. The total shares beneficially owned includes 22,186 shares of Common Stock Mr. Becker owns directly as shown in footnote 14.

(5)
Based on information set forth in the Schedule 13G filed with the SEC on February 13, 2013 by Donald Smith & Co., Inc. ("DSC") and Donald Smith Long/Short Equities Fund, L.P. ("DSLSEF" and, together with DSC, "Donald Smith"), DSC has the sole power to vote 2,420,518 shares of the 2,747,035 shares beneficially owned by Donald Smith, and the sole power to dispose of all of the 2,747,035 shares beneficially owned by Donald Smith. DSLSEF has the sole power to vote 11,256 shares of the 2,747,035 shares beneficially owned by Donald Smith, and the sole power to dispose of all of the 2,747,035 shares beneficially owned by Donald Smith.

(6)
Based on information set forth in Schedule 13G/A filed with the SEC on August 12, 2013 by FMR LLC ("FMR"), Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("Fidelity"), is the beneficial owner of 2,243,841 shares of Common Stock as a result of acting as an investment advisor to various registered investment companies. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to all of the 2,199,741 shares of Common Stock. Edward C. Johnson and FMR, through its control of Fidelity, each has the sole power to dispose of all of the 2,199,741 shares of Common Stock, but neither Mr. Johnson nor FMR has the sole power to vote or direct the vote any of these shares, which power resides with the Board of Trustees of the Fidelity funds. In addition, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR ("PGALLC"), is the beneficial owner of 44,100 shares of Common Stock as a result of acting as an investment advisor to various registered institutional accounts, non-U.S. mutual funds, or investment companies. Edward C. Johnson and FMR, through its control of PGALLC, each has the sole power to dispose of and to vote all of the 44,100 shares of Common Stock.

(7)
Represents 15,000 shares of Common Stock held by the Rouleau Family Revocable Living Trust, 175,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013 and 36,383 unvested shares of restricted stock.

(8)
Mr. Churches was relieved of his duties as the Company's President and Chief Executive Officer effective March 3, 2013. Represents 333,333 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013. This information provided is to the best of the Company's knowledge.

(9)
Represents 27,164 shares of Common Stock held directly and 125,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013.

(10)
This amount represents 58,137 shares of Common Stock held directly, 70,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013 and 12,500 unvested shares of restricted stock.

(11)
This amount represents 91,454 shares of Common Stock held directly and 8,300 unvested shares of restricted stock.

(12)
Represents 58,596 shares of Common Stock held directly and 8,300 unvested shares of restricted stock.

(13)
Represents 12,486 shares of Common Stock held directly, 5,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013 and 8,300 unvested shares of restricted stock.

(14)
Represents 8,886 shares of Common Stock held directly, 5,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013 and 8,300 unvested shares of restricted stock.

(15)
Represents 10,000 shares of Common Stock held directly and 4,384 unvested shares of restricted stock.

(16)
Represents 12,912 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013. Mr. Marchetti was relieved of his duties as the Company's Executive Vice President and Chief Operating Officer effective October 19, 2012. This information provided is to the best of the Company's knowledge.

(17)
Represents 3,592 unvested shares of restricted stock.

(18)
Represents 223,586 shares of Common Stock held directly, 310,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 6, 2013 and 77,559 unvested shares of restricted stock. Does not include shares of Common Stock reported as beneficially owned in the table above by Messrs. Churches, Marchetti, Marks and Klug and Ms. Bowman as such individuals were not serving as an executive officer of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2014 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than May 28, 2014.

        With respect to stockholder proposals to be presented at the 2014 annual meeting which are not intended to be included in our proxy statement relating to that meeting, pursuant to the Company's Amended and Restated Bylaws (effective as of February 6, 2013) (the "Bylaws"), a stockholder's written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at our principal executive offices no earlier than May 10, 2014 and no later than September 7, 2014. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 11, 2014, with respect to proxies submitted for the 2014 annual meeting of the Company's stockholders.

        Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2014 annual meeting of the Company's stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to the Secretary of the Company no later than August 8, 2014; provided that if a then-serving director is not standing for reelection at the 2014 annual meeting or if a vacancy exists as to a directorship which is the subject of the election at the 2014 annual meeting, a stockholder may make a nomination with respect to such directorship at the meeting if notice is given to the Company not later than ten days following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders for the 2014 annual meeting.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2013, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2014. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting, for the fiscal year ended June 30, 2013 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2013 were $635,147.

        For the audit of the Company's annual financial statements, including the audit of management's assessment of internal control over financial reporting, for the fiscal year ended June 30, 2012 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2012 were $595,200.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal years ended June 30, 2013 and June 30, 2012, were $56,000 and $0, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for each of the fiscal years ended June 30, 2013 and June 30, 2012 was $23,000 and $22,500, respectively. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        Excluding the audit fees, audit-related fees and tax fees mentioned above, there were no other fees billed by Ernst & Young during the fiscal years ended June 30, 2013 and June 30, 2012, respectively.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2013 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Meredith W. Bjorck
Secretary

Dallas, Texas,
September 25, 2013

 Appendix A

TUESDAY MORNING CORPORATION
CORPORATE EXECUTIVE
ANNUAL INCENTIVE PLAN

Article I
Purpose

        The purpose of the Tuesday Morning Corporation Corporate Executive Annual Incentive Plan (the "Plan") is to advance the interests of Tuesday Morning Corporation, a Delaware corporation (the "Company"), and its stockholders by (a) providing certain employees of the Company and its Subsidiaries (as hereinafter defined) with incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities and who achieve superior performance, (c) fostering accountability and teamwork throughout the Company, and (d) aligning the interests of executive management with the stockholders of the Company.

        The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Code Section 162(m) and the treasury regulations promulgated thereunder.

Article II
Definitions

        For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        "Award" means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be for a period of less than a Fiscal Year (e.g., six months, a "Short-Term Award"), a period equal to a Fiscal Year (an "Annual Award"), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a "Long-Term Award").

        "Base Pay" means for a Performance Period with a duration equal to or less than a Fiscal Year, a Participant's aggregate base salary received from the Company during the Performance Period, or, for a Performance Period with a duration longer than a Fiscal Year, a Participant's annualized rate of base salary received from the Company during the Performance Period, each according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

        "Board" means the Board of Directors of the Company.

        "Business Unit" means any segment or operating or administrative unit, including geographical unit or individual stores, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

        "Business Unit Performance Goals" means the objective performance goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or any other committee as determined by the Board, which shall consist of two or more "outside directors" within the meaning of Code Section 162(m).

        "Company" means Tuesday Morning Corporation, a Delaware corporation.

        "Company Performance Goals" means the objective performance goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

        "Covered Employee" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Code Section 162(m), or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

        "Disability" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee. Notwithstanding the foregoing sentence, in the event an Award issued under the Plan is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of "Disability" for purposes of such Award shall be the definition of "disability" provided for under Code Section 409A and the regulations or other guidance issued thereunder.

        "Eligible Employee" shall mean any Employee of the Company or any Subsidiary.

        "Employee" means a common law employee (as defined in accordance with the treasury regulations and revenue rulings applicable under Code Section 3401(c)) of the Company or any Subsidiary of the Company.

        "Fiscal Year" means the fiscal year of the Company, which is the twelve-month (12-month) period ending on June 30.

        "Incentive Compensation" means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

        "Individual Performance Goals" means the objective performance goals established for an individual Participant in accordance with Section 5.5 below for any Performance Period.

        "Maximum Achievement" means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 5.1 below.

        "Participant" means an Employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article IV of the Plan and who is selected by the Committee (or an Authorized Officer, duly appointed in accordance with Article III) to participate in the Plan for any Performance Period.

        "Performance Criteria" shall have the meaning set forth in Section 5.2 below.

        "Performance Goals" means the Individual Performance Goals, Business Unit Performance Goals, and Company Performance Goals established by the Committee for a Participant, the Company and/or each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2, 5.3, and 5.6 below.

        "Performance Period" means the period selected by the Committee for the payment of Incentive Compensation, which period shall be scheduled in good faith at the time the Performance Goals for such period are established. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

        "Plan" means the Tuesday Morning Corporation Corporate Executive Annual Incentive Plan, as it may be amended from time to time.

        "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above, any limited partnership listed in item (ii) above or any other limited liability company described in this item (iii). "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

        "Target Achievement" means, for a Participant for any Performance Period, the level of achievement of a set of Performance Goals required for Incentive Compensation to be paid at the target bonus level, which shall be established by the Committee in accordance with Section 5.1 below.

        "Threshold Achievement" means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 5.1 below.

Article III
Administration

        3.1    Committee's Authority.    Subject to the terms of this Article III, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article V hereof; and (iii) establish and certify the achievement of the Performance Goals. Notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for a Covered Employee for such Performance Period) shall be made exclusively by the members of the Committee who are at that time "outside" directors, as that term is used in Code Section 162(m) and the treasury regulations promulgated thereunder.

        3.2    Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.3    Committee's Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

        To the extent permitted by applicable law, the Committee also may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (each an "Authorized Officer"), solely with respect to Employees who are not Covered Employees, within the ten most highest compensated officers of the Company, or Authorized Officers: (i) determine the amount of Incentive Compensation payable to such Employees in accordance with the terms of the Plan; (ii) establish Performance Goals for such Employees, and certify whether, and to what extent, such Performance Goals were achieved for the applicable Performance Period; and (iii) reduce Incentive Compensation payable to such Employees in accordance with the provisions of Section 5.6, and authorize payment to such Employees in accordance with Article VI.

        In construing the Plan and in exercising its power under provisions requiring the Committee's approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

          (a)   designate the Eligible Employees who shall participate in the Plan;

          (b)   maintain complete and accurate records of all Plan transactions and other data in the manner necessary for proper administration of the Plan;

          (c)   adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

          (d)   enforce the terms of the Plan and the rules and regulations it adopts;

          (e)   review claims and render decisions on claims for benefits under the Plan;

          (f)    furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

          (g)   employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

          (h)   perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article IV
Eligibility

        For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). To the extent permitted by the Committee, Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Award, an Annual Award or a Long-Term Award.

Article V
Determination of Goals and Incentive Compensation

        5.1    Establishment of Business Unit and Company Performance Goals.    No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), the Committee shall approve, as applicable, the following: (i) the Business Unit Performance Goals for the Performance Period, (ii) the Company Performance Goals for the Performance Period, (iii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for the Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant's Incentive Compensation, and (v) a schedule setting forth the payout opportunity for Threshold Achievement, Target Achievement, and Maximum Achievement levels.

        5.2    Categories of Business Unit Performance Goals.    The Business Unit Performance Goals, if any, established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, any Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, which, where applicable, shall be within the meaning of Code Section 162(m), and consist of one or more of any of the following criteria: cash flow; net operating losses; store sales; inventory turnover; cost; cost reductions; cost ratios (per employee or per customer); revenues; increased revenue; revenue ratios (per employee or per customer); customer growth; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating earnings; capital expenditures; expenses or expense levels; expense control; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; cash flow from operations; net profit; net sales; net income; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's common stock; project completion time and budget goals; return on net assets, equity or stockholders' equity; return on capital compared to cost of capital; return on capital employed; return on invested capital market share; inventory levels, inventory turn or shrinkage; total market value; stockholder value; total return to stockholders; dividend payout; dividend growth; or such other objective criteria determined by the Committee ("Performance Criteria"). Any Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.

        5.3    Company Performance Goals.    The Company Performance Goals, if any, established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, which, where applicable, shall be within the meaning of Code Section 162(m) and consist of one or more of any combination of the factors sets forth in Section 5.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies deemed by the Committee to be comparable to the Company.

        5.4    Certification.    On or before the ninetieth (90th) day immediately following the end of the applicable Performance Period and following receipt of the independent auditor's report, the Committee shall certify in writing and in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Code Section 162(m): (i) the extent to which each Business Unit achieved its Business Unit Performance Goals, if any, for the Performance Period, (ii) the extent to which the Company achieved its Company Performance Goals, if any, for the Performance Period, (iii) the calculation of the Participants' Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant. Approved minutes of the Committee meeting in which the certification required by this Section 5.4 is made shall be treated as written certification for purposes for this Section 5.4.

        5.5    Earned Award Based on Level of Achievement.    If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the Committee's predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award.

        5.6    Discretion to Reduce Incentive Compensation.    After the certification described in Section 5.4 the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to reduce the Incentive Compensation to be paid to a Participant. Individual Performance Goals need not have been established during the specific time periods set forth in Section 5.1 above for the establishment of Company Performance Goals and Business Unit Performance Goals.

        5.7    Limitation on Total Incentive Compensation.    Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any single Award shall not exceed $2,500,000.00.

Article VI
Payment of Incentive Compensation

        6.1    Form and Time of Payment.    Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant's Incentive Compensation for a Performance Period shall be paid or commence as soon as reasonably practicable following the close of the Performance Period to which such Incentive Compensation relates, but no later than September 15th of the calendar year in which such Performance Period ends. The payment shall be in the form directed by the

Committee and may either be paid in a cash lump sum payment or in installments, as selected by the Committee; provided, however, if no such selection is made the default form of payment shall be a cash lump sum payment.

        6.2    Forfeiture Upon Termination Prior to Date of Payment.    If a Participant's employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for any reason other than the death or Disability of the Participant, during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period. However, under such circumstances where the termination of employment occurs after the Performance Period has ended but prior to the date of actual payment, the Committee may pay the Participant an amount not to exceed the amount earned according to the terms of the Award.

        6.3    Pro Rata Payment for Death or Disability; New Hires.

          (a)    Death or Disability.    If during a Performance Period, a Participant's employment is terminated by reason of the Participant's death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

          (b)    New Hires; Promotions.    Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

        6.4    Recoupment for Restatements.    Notwithstanding any other language in this Plan, the Committee may recoup all or any portion of any Incentive Compensation paid to a Participant, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Company's Board from time to time.

Article VII
Miscellaneous Provisions

        7.1    Non-Assignability.    A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

        7.2    No Right To Continue In Employment.    Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

        7.3    Indemnification Of Committee.    No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        7.4    No Plan Funding.    The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

        7.5    Governing Law.    This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

        7.6    Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

        7.7    Construction of Plan.    The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

        7.8    Integrated Plan.    This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

        7.9    Tax Requirements.    The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

        7.10    Adjustments.    In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company's shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on the Company's audited financial statements which, in the case of (a) - (d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Code Section 162(m).

Article VIII
Amendment or Discontinuance

        Except as provided in Section 7.10, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as "performance-based" compensation under Code Section 162(m) (including amendments as a result of changes to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX
Effect of the Plan

        Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X
Code Section 409A Compliance

        This Plan is intended to comply with Code Section 409A and shall be interpreted in a manner consistent with Code Section 409A and the treasury regulations and guidance issued thereunder. To the extent (i) any payment to which a Participant becomes entitled under this Plan in connection with the Participant's termination of service with the Company (for reasons other than death) constitutes a payment of deferred compensation subject to Code Section 409A, and (ii) the Participant is deemed at the time of such termination to be a "specified employee" under Code Section 409A to whom the following provisions must apply, then such payment shall not be made or commence until the earliest of (A) the expiration of the six (6) month period measured from the date of Participant's termination of service with the Company; or (B) the date of the Participant's death following such termination of service. Upon the expiration of the applicable deferral period, any payment which would have otherwise been made during that period in the absence of this Article X shall be made to the Participant or the Participant's beneficiary.

Article XI
Term

        The effective date of this Plan shall be as of July 1, 2013, subject to stockholder approval. The material terms of this Plan shall be disclosed and submitted to the stockholders of the Company at the next annual meeting of stockholders and thereafter every five (5) years (unless earlier terminated) for approval in accordance with the requirements of Code Section 162(m). This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the applicable meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such applicable stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

* * * * * * * * *

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                        , 2013, by its Chief Financial Officer and Secretary pursuant to prior action taken by the Board.

TUESDAY MORNING CORPORATION
By:
Name:
Title:

Attest:
By:
	Name:	Meredith W. Bjorck
	Title:	Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000185168_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Becker 02 Terry Burman 03 William Montalto 04 Richard S. Willis 05 R. Michael Rouleau TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. 3. Approval, on an advisory basis, of the Company's executive compensation. 4. Approval of the Company's Corporate Executive Annual Incentive Plan for compliance with Internal Revenue Code Section 162(m). NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000185168_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TUESDAY MORNING CORPORATION Annual Meeting of Stockholders November 6, 2013 8:30 AM (Central time) The undersigned hereby appoints Jeffrey N. Boyer, Meredith W. Bjorck and Michelle Waters, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on November 6, 2013 or any adjournment or postponement thereof, on all matters coming before said meeting. The availability of the proxy statement dated September 25, 2013 is acknowledged. You are encouraged to specify your vote by marking the appropriate boxes ON THE REVERSE SIDE, and this proxy will be voted as specified. If no choice is specified, this proxy will be voted in accordance with the Board of Directors' recommendations, which are FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the proxy holder(s) named in this proxy will vote the shares in their discretion. The proxy holder(s) cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 APPROVAL OF THE COMPANY'S CORPORATE EXECUTIVE ANNUAL INCENTIVE PLAN FOR COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)
DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013 TABLE
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS
  Appendix A
TUESDAY MORNING CORPORATION CORPORATE EXECUTIVE ANNUAL INCENTIVE PLAN
Article I Purpose
Article II Definitions
Article III Administration
Article IV Eligibility
Article V Determination of Goals and Incentive Compensation
Article VI Payment of Incentive Compensation
Article VII Miscellaneous Provisions
Article VIII Amendment or Discontinuance
Article IX Effect of the Plan
Article X Code Section 409A Compliance
Article XI Term